                                                                   EXHIBIT 10.37


                           STOCK PURCHASE AGREEMENT
                           ------------------------

          This STOCK PURCHASE AGREEMENT, dated as of February 5th, 1999 (this

"Agreement"), is made by and among Inmobiliaria Aztlan, S.A. de C.V.,
----------
("Purchaser") a wholly owned subsidiary of Telefonos de Mexico, S.A. de C.V.,
-----------
("Telmex"), a company organized under the laws of Mexico, Telmex, David Topp,
--------
Dora Topp, Risia Topp Wine and Mark Topp, CellStar Telecom, Inc., a Delaware corporation ("CellStar") and Topp Telecom, Inc., a Florida corporation (the
              --------
"Company").  Unless otherwise indicated, capitalized terms used herein are used
--------
as defined in Section 16.9.

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Company is engaged in the business of the provision of national prepaid wireless telephone services in the United States (the "Business");
 --------

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to issue and sell 5,555 shares (the "Class A Shares")
                                                                --------------
of the Company's Class A common stock, par value $0.01 per share, to Purchaser, and Purchaser desires to purchase and acquire from the Company the Class A Shares;

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to issue and sell 117,796 shares (the "Class B
                                                                  -------
Shares") of the Company's Class B common stock having identical rights and preferences to the Class A Shares except for the absence of voting rights to Purchaser, and Purchaser desires to purchase and acquire from the Company the Class B Shares (the Class A Shares and Class B Shares being herein collectively referred to as the "Company Shares");
                    --------------

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Topp (as defined herein) desires to sell 1,528 Class A Shares and 32,394 Class B Shares to Purchaser, and Purchaser desires to purchase and acquire from Topp the Class A Shares and Class B Shares (such Class A Shares and Class B Shares to be sold by Topp being herein collectively referred to herein as the "Topp Shares");
------------

     WHEREAS, upon the terms and subject to the conditions hereinafter set forth, CellStar desires to sell 625 Class A Shares and 13,252 Class B Shares to Purchaser, and Purchaser desires to purchase and acquire from CellStar the Class A Shares and Class B Shares (such Class A Shares and Class B Shares to be sold by CellStar being herein collectively referred to herein as the "CellStar
                                                                 --------
Shares" and the Company Shares, the Topp Shares and the CellStar Shares being collectively referred to herein as the "Shares");
                                        ------

     WHEREAS, Purchaser is unwilling to enter into this Agreement, unless contemporaneously with the execution and delivery of this Agreement, each of the Company, Topp, CellStar and the shareholders listed on Schedule I hereto (collectively, the "Shareholders") enters into a shareholders' agreement with
                    ------------
Purchaser in substantially the form attached hereto as Exhibit A (the "Shareholders' Agreement");
------------------------

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I
                        SALE AND PURCHASE OF THE SHARES

     1.1.  Sale and Purchase of the Shares.  In reliance upon the
     ----  -------------------------------
representations, warranties, covenants, and agreements contained herein and upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined below) (i) the Company shall issue and sell to Purchaser, and Purchaser shall purchase and acquire from the Company, the Company Shares, (ii) Topp shall sell to Purchaser, and Purchaser shall purchase and acquire from Topp, the Topp Shares and (iii) CellStar shall sell to Purchaser, and Purchaser shall purchase and acquire from CellStar, the CellStar Shares.

     1.2.  Amount and Form of Consideration.  (a) The consideration to be paid
     ----  --------------------------------
by Purchaser to the Company in consideration of the Company Shares shall be an aggregate amount equal to U.S. $40,000,000 (the "Company Share Purchase Price");
                                                 ----------------------------
          (b) the consideration to be paid by Purchaser to Topp in consideration of the Topp Shares shall be an aggregate amount in cash equal to U.S. $13,000,000 (the "Topp Share Purchase Price"); and
                  -------------------------

          (c) the consideration to be paid by Purchaser to CellStar in consideration of the CellStar Shares shall be an aggregate amount in cash equal to U.S. $4,500,000 (the "CellStar Share Purchase Price").
                         -----------------------------

                                  ARTICLE II
                                  THE CLOSING


2.1.  Closing Dates.  Except as hereinafter provided, the closing of the sale of
----  -------------
the Shares (the "Closing") shall take place at the offices of Cleary, Gottlieb,
                 -------
Steen & Hamilton, One Liberty Plaza, New York, New York 10006, on February 5, 1999, or if all applicable waiting periods and consents in respect of the transactions contemplated by this Agreement have not expired or been terminated or received, as the case may be, by such date (including without limitation the consent described in Section 12.5 hereof), on the day following the date on which such waiting periods have expired or terminated, or at such other place and at such other time and date as may be mutually agreed upon by Purchaser, CellStar and the Company. The date of the Closing is referred to herein as the "Closing Date."
 ------------

     2.2.  Proceedings at Closings.  All proceedings to be taken and all
     ----  -----------------------
documents to be executed and delivered by the Company in connection with the consummation of the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and all proceedings to be taken and all documents to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to the Company and its counsel and CellStar and its counsel and Topp and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing, including without limitation all proceedings to be taken and all documents to be executed and delivered pursuant to the Amended and Restated Letter Agreement, shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed, and delivered.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Disclosure Schedule, dated as of the date hereof and delivered concurrently herewith (the "Disclosure Schedule"), the Company
                                          -------------------
hereby represents and warrants to Purchaser and Telmex as of the date hereof as follows:

3.1.  Organization, Standing and Corporate Power.  Each of the Company and each
----  ------------------------------------------
Subsidiary is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to own, lease and operate its property and assets and to carry on its business as it is now being conducted. Except as set forth in Section 3.1 of the Disclosure Schedule, each of the Company and each Subsidiary is duly qualified, authorized or licensed to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, authorization or license, except where such failure to be qualified or licensed would not have a Material Adverse Effect. In those jurisdictions indicated in
Section 3.1 of the Disclosure Schedule where the Company is not currently in good standing, the Company's good standing may be reinstated without material cost to the Company. The Company has delivered or made available to Purchaser complete and correct copies of its Articles of Incorporation, By-laws, as amended to the date of this Agreement and stock register. In all material respects, the minute books of the Company and each Subsidiary contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, the boards of directors (or other governing bodies), and all committees of the boards of directors (or other governing bodies) of the Company and such Subsidiaries. Complete and accurate copies of the minute books, bylaws, and of the stock register of the Company and each Subsidiary have been made available by the Company to Purchaser.

     3.2.  Capital Structure.  (a) The authorized capital stock of the Company
     ----  -----------------
consists of 10,000,000 shares of common stock, $0.01 par value per share, of which 5,000,000 shares are voting common stock ("Class A Shares") and 5,000,000
                                                 --------------
shares are non-voting common stock ("Class B Shares") and 19,031 shares of
                                     --------------
preferred stock, $.0l par value per share, of which 1,043 shares are Class A shares of Preferred Stock, ("Class A Preferred Shares") and l7,988 shares are
                             ------------------------
Class B shares of Preferred Stock ("Class B
                                    -------

Preferred Shares"). At the close of business on January 31, 1999, (i) 6,100
----------------
shares of Class A Shares and 133,643 shares of Class B Shares were issued and outstanding, (ii) 100 shares of Class A Preferred Shares and 100 shares of Class B Preferred Shares, were issued and outstanding, and (iii) options and warrants to purchase shares of Stock as set forth on Section 3.2 of the Disclosure Schedule were issued and outstanding (such options and warrants being herein collectively referred to as the "Company Stock Options"). Except as set forth
                                 ---------------------
above, at the close of business on January 31, 1999, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance, or outstanding. Except as set forth in Section 3.2 of the Disclosure Schedule, all outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as contemplated by this Agreement or as set forth in Section 3.2 of the Disclosure Schedule, no bonds, debentures, notes, or other indebtedness of the Company or any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company or any Subsidiary may vote are issued or outstanding. Except as disclosed in Section 3.2 of the Disclosure Schedule, all the outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more such Subsidiaries, free and clear of all Liens, excluding any Taxes assessed against Purchaser and Liens securing the obligations of Purchaser. Except as contemplated by this Agreement or as set forth above or in Section 3.2 of the Disclosure Schedule, neither the Company nor any Subsidiary has any outstanding option, warrant, subscription, or other right, agreement, or commitment which
(i) obligates the Company or any Subsidiary to issue, sell or transfer, repurchase, redeem, or otherwise acquire or vote any shares of the capital stock of the Company or any Subsidiary, (ii) restricts the transfer of shares of stock of the Company or any Subsidiary, or (iii) grants the right to participate in any equity appreciation of the Company or any Subsidiary.

           (b) When issued in accordance with the terms of this Agreement, the Company Shares will be duly authorized, validly issued, fully paid, and non-assessable, will not be issued in violation of any preemptive rights granted by the Company and will be free and clear of any and all Taxes or Liens. The issuance and delivery by the Company to Purchaser at the Closing of the certificates representing the Company Shares in the name of Purchaser will vest Purchaser on the Closing Date with good title to all of the Company Shares, free and clear of any Liens.

     3.3.  Authorization of Agreement.  The Company has the requisite corporate
     ----  ---------------------------
power and authority to enter into this Agreement and each other agreement, document, instrument, or certificate contemplated by this Agreement to be executed by the Company in connection with the consummation of the transactions contemplated hereby and thereby (all such agreements, documents, instruments, and certificates required to be executed by the Company being hereinafter referred to, collectively, as the "Company
                                   -------

Documents") and to consummate the transactions contemplated by this Agreement
---------
and the Company Documents. The execution and delivery of this Agreement and the Company Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been (or at the time of execution will be) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been (and the Company Documents will be) duly executed and delivered by the Company and, assuming this Agreement and the Company Documents to be executed by the parties hereto other than the Company constitute the valid and binding agreements of such other parties, each constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting rights of creditors generally and to general principles of equity.

     3.4.  Conflicts; Consents of Third Parties.  Except as disclosed in Section
     ----  ------------------------------------
3.4 of the Disclosure Schedule, and assuming the execution, delivery and filing (if appropriate) of the agreements and documents contemplated to occur prior to or simultaneous with the execution of this Agreement, the execution and delivery of this Agreement does not (and the Company Documents will not), and the consummation of the transactions contemplated by this Agreement and the Company Documents and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or By-laws of the Company or the comparable documents of any Subsidiary, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of a material benefit under, or require the consent of any Person under, any indenture or other agreement, permit, concession, franchise, license, or similar instrument or undertaking to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any Law of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination, or award currently in effect except, in the case of subsections (ii) and (iii) above, where such failure, conflict or contravention would not have a Material Adverse Effect. Except as disclosed in Section 3.4 of the Disclosure Schedule, no consent, approval, or authorization of, or declaration or filing with, or notice to, any Person which has not been received or made, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Company Documents by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, except where such failure to obtain or file would not a Material Adverse Effect. The parties to the agreements identified in paragraph 2 of Section 3.4 to the Disclosure Schedule will not terminate their respective agreements or exercise any of their respective rights thereunder as a result of any failure by the Company to obtain the consents required by such agreements.

     3.5.  Financial Statements.  The Company has delivered to Purchaser copies
     ----  --------------------
of the unaudited consolidated financial statements of the Company consisting of a balance sheet as of December 31, 1997 and the related consolidated statements of income and of cash flows of the Company for the period then ended including the related notes and schedules thereto (the "1997 Financial Statements"). The
                                              -------------------------
Company has also delivered an unaudited balance sheet and statement of income as at, and for the eleven months ended November 30, 1998 and schedule of reserves as at November 30, 1998 (the "Interim Financial Statements" and together with
                              ----------------------------
the 1997 Financial Statements, the "Financial Statements"). The Financial
                                    --------------------
Statements are complete in all material respects, and, except as set forth in
Section 3.5 of the Disclosure Schedule, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and present fairly in all material respects the consolidated financial position, results of operations of the Company and its Subsidiaries as at the dates and for the periods indicated.

     3.6.  No Undisclosed Liabilities.  The Company does not have as of the date
     ----  --------------------------
hereof, and will not have as of the Closing Date, any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the best knowledge of the Company, there is as of the date hereof and will be as of the Closing Date no basis for the assertion of any material claim or liability of any nature against the Company, except in case, (a) to the extent reflected in the Financial Statements, (b) liabilities described in this Agreement, Section 3.6 of the Disclosure Schedule or elsewhere in Section 3 of the Disclosure Schedules, (c) those liabilities incurred in the ordinary course of business since the date of the balance sheet in the Interim Financial Statements, and (d) as of the Closing Date, liabilities arising from actions that do not violate the provisions of Section 7.2. Except as disclosed in
Section 3.6 of the Disclosure Schedule, since November 30, 1998, the Company has not incurred any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) other than those incurred in the ordinary course of business consistent with past practice.

     3.7.  Absence of Certain Changes or Events.  Except as disclosed in Section
     ----  ------------------------------------
3.7 of the Disclosure Schedule, or as contemplated by this Agreement, since November 30, 1998, the Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (a) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to any of the Company's outstanding capital stock, (b) any split, combination, or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any capital stock or other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (c) (x) any granting by the Company or any of its Subsidiaries to any executive officer or other employee of the Company or any of its Subsidiaries of any material increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the Financial Statements (y) any granting by the Company or any of its Subsidiaries to any such executive officer or other employee of any material increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance, or termination agreements in effect as of the date of the Financial Statements or (z) any entry by the Company or any of its Subsidiaries into any material employment, severance, or termination agreement with any such executive officer or other employee, or (d) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting its assets, liabilities, or businesses, except insofar as may have been required by a change in generally accepted accounting principles.

     3.8.  Absence of Changes in Benefit Plans.  Except as disclosed in Section
     ----  -----------------------------------
3.8 of the Disclosure Schedule, since the date of the Financial Statements, there has not been any adoption or amendment in any material respect by the Company or any of its Subsidiaries of any collective bargaining agreement or any Benefit Plan or waiver of any significant right in respect thereof. Except as disclosed in Section 3.8 of the Disclosure Schedule, there exist no material employment, consulting, severance, termination or indemnification agreements, arrangements, or understandings between the Company or any of its Subsidiaries and any current or former employee, officer or director of the Company or any of its Subsidiaries.

     3.9.  Benefit Plans.  Except as set forth in Section 3.9(a) of the
     ----  -------------
Disclosure Schedule, (a) Neither the Company nor any of its Subsidiaries maintains or contributes to, or has any obligation to contribute to or has any liability (including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to any plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, stock appreciation rights, severance pay, life, health, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA (individually, a "Plan," or collectively, the
                                                   ----
"Plans"). Each such Plan is identified on Schedule 3.9(a) to the extent
 -----
applicable, as one or more of the following: an "employee pension plan" (as defined in Section 3(2) of ERISA) or an "employee welfare plan" (as defined in
Section 3(1) of ERISA).

           (b) Neither the Company nor any ERISA Affiliate (as defined herein) contributes to, or has any obligation to contribute to, and has not within the preceding five years contributed to, maintained or had any obligation to contribute to, any plan subject to Title IV of ERISA or to Section 412 of the Code; "ERISA Affiliate" means any trade or business (whether or not
       ---------------
incorporated) that would be treated together with the Company as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

           (c) No event has occurred, and, to the best knowledge of the Company, no circumstance exists, in connection with which either the Company, its Subsidiaries or any Plan, directly or indirectly, could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan, including Section 406, 409, 502(i) or 502(l) of ERISA, or Part 6 of Title I of ERISA, or Section 4971, 4972, 4975, 4976, 4977 or 4980B of the Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company or any of its Subsidiaries have agreed to indemnify or are required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

           (d) With respect to each Plan, (i) all payments due from the Company or any of its Subsidiaries to date have been timely made; (ii) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and, to the knowledge of the Company, nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption; (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened with respect to such Plan or against the assets of such Plan and (iv) the Company has complied with, and such Plan conforms in form and operation to, all applicable laws and regulations, including ERISA and the Code, in all material respects.

           (e) No Plan is under audit or, to the best knowledge of the Company, is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency, nor is any such audit or investigation pending or threatened.

           (f) The consummation of the transactions contemplated by this Agreement (alone or together with any other event) will not (i) accelerate the time of payment or vesting, or increase the amount, of any compensation due from the Company to any person under any Plan or otherwise, (ii) entitle any person to any benefit under any Plan or otherwise or (iii) result in the payment or series of payments by the Company or any of its Subsidiaries to any person of any "excess parachute payment" within the meaning of Section 280G of the Code, or any other payment which would not be deductible for federal income tax purposes under the Code, determined without regard to the exclusion for reasonable compensation for services rendered. No payment made to any employee or former employee of the Company or any Subsidiary of the Company will be nondeductible by reason of Section 162(m) of the Code.

           (g) Neither the Company nor any of its Subsidiaries has any liability with respect to an obligation to provide benefits, including death or medical benefits

(whether or not insured) with respect to any person beyond their retirement or other termination of service other than (i) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company or its Subsidiary, or (v) benefits in the nature of severance pay.

           (h) The Company shall deliver to the Purchaser with respect to each Plan for which the following exists:

           (i) a copy of the Form 5500 with respect to each Plan for the two most recent Plan years;

           (ii) a copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Plan in the past two years, all material employee communications relating to such Plan and a true and complete copy of such Plan;

           (iii) if the Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement; and

           (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be a "qualified plan" under Section 401 of the Code.

           (i) With respect to each Plan for which financial statements are required by ERISA, there has been no material adverse change in the financial status of such Plan since the date of the most recent such statements.

           (j) With respect to each Plan that is funded wholly or partially through an insurance policy, all amounts of the premiums required to have been paid to date under the insurance policy have been paid, all amounts of the premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no liability of the Company or its Subsidiaries under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date

           (k) Neither the Company nor any of its Subsidiaries has any announced plan or legally binding commitment to create any additional Plans or to amend or modify any existing Plan, other than amendments required by law.

           (l) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreements. There are no labor unions or other organizations representing, purporting to represent or attempting to represent, any employee of the Company or any of its Subsidiaries.

           (m) Neither the Company nor any of its Subsidiaries has violated any statute, law, ordinance, rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees which, taken alone or together with any other such violation or violations, could reasonably be expected to have a Material Adverse Effect.

           (n) Neither the Company nor any Subsidiary of the Company has any material liability, whether absolute or contingent, including any obligation under any employee benefit plans with respect to any misclassification of a person as an independent contractor rather than as an employee and no individual has been treated by the Company or any Subsidiary of the Company as a "leased employee" (within the meaning of Section 414(n) of the Code).

           (o) The Company does not maintain any Plan and is not a party to any contract that provides any benefits or provides for payments to any person based on or measured by the value of any equity security of the Company.

     3.10.  Taxes.  Except as disclosed in Section 3.10 of the Disclosure
     -----  -----
Schedule:
(a)

                    (i) the Company has timely filed (taking into account all available extensions) all Tax Returns concerning Taxes (or such Tax Returns have been filed on behalf of the Company) required to be filed by applicable law and have paid all amounts due in respect of Taxes (whether or not actually shown on such Tax Returns); all such Tax Returns are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Tax Returns by applicable federal, state, local or foreign Tax laws, regulations or rules;

                    (ii) as of the date hereof, the Company has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or Tax Returns; and the period during which any assessment against the Company may be made by the IRS or other appropriate authority has expired without waiver or extension of any such period for each such authority;

                    (iii) the Company is not engaged in business in any Tax jurisdiction in which it does not file Tax Returns for sales and use, income or other Taxes.

                    (iv) to the best knowledge of the Company, no claim has ever been made by any authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

                    (v) as of the date hereof, there are no Liens with respect to any material Taxes upon any of the assets and properties of the Company;

                    (vi) the Company has paid in full or set up reserves in accordance with GAAP in respect of all Taxes for the periods covered by such Tax Returns, as well as all other Taxes, penalties, interest, fines, deficiencies, assessments and governmental charges that have become due or payable (including, without limitation, all Taxes that the Company is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties). As of the date hereof, there is no proposed liability for any material Tax to be imposed upon the Company for the year ended 1998 and all prior years for which there is not an adequate reserve; and

           (b) The Company is not a party to any agreements relating to allocating or sharing of Taxes exist among the shareholders or the Company.

           (c) Set forth in Section 3.10 of the Disclosure Schedule is a complete list of income and other Tax Returns filed by the Company pursuant to the laws or regulations of any federal, state, local or foreign Tax authority that have been examined or audited by the IRS or other appropriate authority during the preceding three years, and a list of all adjustments resulting from each such examination or audit. Except as set forth in Section 3.10 of the Disclosure Schedule, no such examination or audit is in progress. Except as set forth in Section 3.10 of the Disclosure Schedule, all deficiencies proposed as a result of such examinations or audits have been paid or finally settled and no issue has been raised in any such examination or audit that, by application of similar principles, reasonably can be expected to result in the assertion of a deficiency for any other year not so examined or audited. Except for Taxes payable with Tax Returns not yet due and filed, to the best knowledge of the Company, there are no grounds for any further Tax liability, beyond amounts accrued with respect to the years that have not been examined or audited.

           (d) The Company is not a United States Real Property Holding Corporation (a "USRPHC") within the meaning of section 897 of the code and was
                ------
not a USRPHC on any "determination date" (as defined in (S)1.897-2(c) of the United States Treasury Regulations promulgated under the Code (the "Treasury
                                                                    --------
Regulations")) that occurred in the five-year period preceding the Closing Date.
-----------

           (e)  The Company has not executed any closing agreement pursuant to section 7121 of the Code or any predecessor provision thereof, or any similar provision of state or local law.

           (f) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code section 6662;

           (g) The Company has not filed a consent pursuant to section 341(f) of the Code or agreed to have section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in section 341(f)(4) of the Code) owned by the Company.

           (h) None of the assets owned by the Company is property that is required to be treated as owned by any other person pursuant to section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of section 168(h) of the Code.

           (i) The Company has not agreed and is not required to make any adjustments pursuant to section 481(a) of the Code or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party and the Company does not have any knowledge that the IRS has proposed any such adjustment or change in accounting method, nor has any application pending with any governmental or regulatory authority requesting permission for any changes in accounting methods that relate to the business or assets of the Company.

           (j) Except as set forth in Section 3.10 of the Disclosure Schedule, the Company has not been included in any "consolidated" "unitary" or "combined" Tax Return provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired. The Company does not have any liability for the Taxes of any person as defined in section 7701(a)(1) of the Code or under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

           (k) The Company has not filed an election under Rev. Proc. 91-11, 1991-1 C.12. 470, as modified by Rev. Proc. 91-39, 1991-2 C.12. 694, Treas. Reg.
(S) 1.1502-20(g) or Rev. Proc. 95-39, 1995-2 C.12. 399.

           (l) The Company has maintained in all material respects the books and records required to be maintained pursuant to section 6001 of the Code and the rules and regulations thereunder, and comparable laws, rules and regulations of the countries, states, counties, provinces, localities and other political divisions wherein it is required to file Tax Returns and other reports relating to Taxes.

           (m) Except as disclosed in Section 3.10 of the Disclosure Schedule, the Company was not acquired in a "qualified stock purchase" under section 338(d)(3) of the Code, and the Company is not subject to any constructive elections under Code section 338 or the Treasury Regulations thereunder.

           (n) No indebtedness of the Company consists of "corporate acquisition indebtedness" within the meaning of section 279 of the Code.

           (o) There currently are no excess loss accounts, deferred intercompany gains or losses or other like items pertaining to the Company that could result in any Tax liability for the Company.

     3.11.  Compliance with Applicable Laws.  Each of the Company and its
     -----  -------------------------------
Subsidiaries has in effect all federal, state, local, and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits, and rights ("Permits") necessary for it to own, lease, or operate its
                      -------
properties and assets and to carry on its business as now conducted, except where the failure to have in effect would not have a Material Adverse Effect, and there has occurred no material default under any such Permit. Each of the Company and its Subsidiaries is in compliance with all Laws and Orders promulgated by any Governmental Body applicable to the Company or its Subsidiaries or to the operation of their respective businesses except where the failure to comply would not have a Material Adverse Effect. Except as disclosed in Section 3.11 of the Disclosure Schedule, as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Body with respect to the Company or any of its Subsidiaries is pending or threatened.

     3.12.  Environmental Matters.  Except as set forth in Section 3.12 of the
     -----  ---------------------
Disclosure Schedule, (i) the Company is in compliance with all Environmental Laws, (ii) the Company has all necessary Environmental Permits and is in compliance with such Environmental Permits, (iii) there is no Legal Proceeding pending or, to the knowledge of the Company, threatened before any Governmental Body or other forum in which the Company or any Company Property (as defined in Section 3.3) has been, or with respect to threatened Legal Proceedings would reasonably be expected to be, named as a defendant or potential responsible party (A) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (B) relating to the presence, Release or threatened Release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company and (iv) to the knowledge of the Company, no asbestos-containing material, electrical equipment containing polychlorinated biphenyls or underground storage tanks are present at any Company Property.

           3.13.  Real Property.
           -----  -------------
           (a)  All real property leased by the Company is listed in Section
3.13 of the Disclosure Schedule. All leases under which the Company is the lessee of real property requiring lease payments in excess of $50,000 annually (the "Real Property Leases") are listed in Section 3.13 of the Disclosure
      --------------------
Schedule (including in the case of leased properties, the annual rental, renewal and purchase option, if any, and lease termination date). The Company owns no Real Property. The Company has made available to Purchaser true, correct and complete copies of each Real Property Lease. Except as set forth in Section 3.13 of the Disclosure Schedule, there does not exist any actual or, to the knowledge of the Company, threatened condemnation or eminent domain proceeding or mortgage foreclosure (or comparable) proceeding that materially affects or might materially affect any real property owned by the Company. The real property owned by the Company complies in all material respects with all applicable zoning, building code or other municipal or governmental requirements. Except as set forth in Section 3.13 of the Disclosure Schedule, the Company has not received notice of any material default under any of the Real Property Leases, and the Company and, to the knowledge of the Company, the relevant landlords are not in default in any material respect under any of the Real Property Leases and, to the knowledge of the Company, no event, including without limitation the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, has transpired which, with notice or the passage of time, would constitute a material default under any of the Real Property Leases. The Company Properties are, in the aggregate, adequate in all material respects for the uses for which they are currently employed.

           (b) Except as set forth on Schedule 3.14(d), the Company has good and marketable title in all other property and assets which it purports to own, free and clear of all Liens other than Permitted Liens (including in the case of leased properties, annual rental, renewal and purchase option, if any, and lease termination date), except for such defects in title and Liens which would not singly or in the aggregate have a Material Adverse Effect.

           (c) The Real Property Leases and the Personal Property Leases are valid and binding obligations of the parties thereto and are enforceable in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity except, in each case, for such exceptions which would not reasonably be expected to have a Material Adverse Effect.

           3.14.  Tangible Personal Property.
           -----  --------------------------
           (a) Section 3.14(a) of the Disclosure Schedule sets forth (i) all leases of personal property (the "Personal Property Leases") relating to
                                  ------------------------
personal property used in or necessary to the operation of the Business requiring lease payments equal to or exceeding $50,000 per annum and (ii) any Liens relating thereto. The Company has delivered to the Purchaser a true, correct and complete copy of each Personal Property Lease, including all written amendments, modifications, supplements, side letters or consents affecting the obligations of any party thereunder.

           (b) Except as set forth on Section 3.14(b) of the Disclosure Schedule hereto:

                (i) Each Personal Property Lease is in full force and effect and is valid and enforceable in accordance with its terms, and there is no default under any Personal Property Lease either by the Company or, to the best knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a material default thereunder.

                (ii) No previous or current party to any Personal Property Lease has given notice of or made a claim with respect to any breach or default thereunder.

           (c) With respect to any Personal Property Leases that were assigned or subleased to the Company by a third party, all necessary consents required by the Company to such assignments or subleases have been obtained.

           (d) Except as set forth on Section 3.14(d) of the Disclosure Schedule hereto, the Company has good and marketable title to each item of owned equipment, free and clear of any and all Liens, other than Permitted Liens and except for such defects in title and Liens which would not singly or in the aggregate have a Material Adverse Effect. Each such item of equipment which, individually or in the aggregate, is material to the operation of the Business is in good condition and in a state of good maintenance and repair and is suitable for the purposes in the operation of the Business.

           3.15.  Intangible and Intellectual Property.
           -----  ------------------------------------
           (a) Section 3.15(a) of the Disclosure Schedule hereto separately lists (i) material computer programs owned by the Company (the "Owned
                                                                -----
Software"), and (ii) material computer data bases owned by the Company (the
--------
"Owned Data Bases") (collectively, the "Owned Intellectual Property"). Except as
 ----------------                       ---------------------------
separately listed on Section

3.15(a) of the Disclosure Schedule hereto, the Company has full and exclusive right, title and ownership, freely transferable, in all of the Owned Intellectual Property, including all Intellectual Property Rights (as hereinafter defined) associated therewith, free and clear of any Liens or any other rights of others or adverse claims. In addition to the items listed on
Section 3.15(a) of the Disclosure Schedule hereto, the Owned Intellectual Property includes as of the date hereof and will include as of the Closing Date all work in process relating to corrections, modifications or enhancements of the Owned Intellectual Property as well as all current and existing prior versions of the Owned Intellectual Property. Except as separately listed on
Section 3.15(a) of the Disclosure Schedule hereto, there are no contracts or commitments in effect for the conversion, modification or enhancement of any of the Owned Intellectual Property. No copy of any of the Owned Intellectual Property is subject to or held in escrow. There are no works upon which the Owned Intellectual Property is based or from which any of it is derived. To the best knowledge of the Company, no derivative works of any of the Owned Intellectual Property exist separate and apart from such Owned Intellectual Property.

           (b) Section 3.15(b) of the Disclosure Schedule hereto separately lists all of the following owned in whole or in part or used by the Company: (i) all material unregistered trade or service marks or names, and all trade or service mark registrations (and any applications therefor), (ii) all material copyrights, copyright registrations and copyright applications, (iii) all patent rights, including, without limitation, issued patents, applications, divisions, continuations and continuations-in-part, reissues, patents of additions, utility models and inventors' certificates, and (iv) proprietary manufacturing information and know-how, processes, inventions, inventors' notes, drawings and designs, (v) goodwill associated with any of the foregoing (collectively, the "Intellectual Property Rights"). Except as separately listed on Section 3.15(b)
 ----------------------------
of the Disclosure Schedule hereto, the Company has full and exclusive right, title and ownership, freely transferable, in all of the Intellectual Property Rights, including all rights associated therewith, free and clear of any Liens or any other rights of others or adverse claims.

           (c) Section 3.15(c) of the Disclosure Schedule hereto separately lists, all (i) material computer programs licensed to the Company, (ii) material computer data bases licensed to the Company (the "Licensed Software" and,
                                                  -----------------
together with the Owned Intellectual Property and the Intellectual Property Rights, the "Intellectual Property"). Except as set forth on Section 3.15(c) of
             ---------------------
the Disclosure Schedule hereto, the Company has been granted a perpetual, irrevocable, exclusive license to use all of the Licensed Software.

           (d) Except as separately listed on Section 3.15(d) of the Disclosure Schedule, to the best knowledge of the Company, all of the Owned Intellectual Property complies with the necessary requirements to function after the Year 2000 and is otherwise Year 2000 Compliant. A description of any known non-compliance and an estimate of the capital expenditures necessary to make such Owned Intellectual Property Year 2000 Compliant is set forth in Section 3.15(d) of the Disclosure Schedule. The

Intellectual Property will be sufficient and adequate to permit the Company to continue to conduct Business in the manner that it shall have been conducted immediately prior to the Closing, including the meeting of the contractual obligations of the Company entered into prior to the Closing.

           (e) Except as set forth on Section 3.15(e) of the Disclosure Schedule hereto, the Company has taken all reasonable measures necessary to protect the Intellectual Property. All independent contractors who are currently participating in the creation or development of any portion of the Intellectual Property have executed an agreement with the Company assigning all right, title and interest in such portion of the Intellectual Property to the Company. To the extent that any of the Intellectual Property has been designed or developed by the Company's management information or development staff or by independent consultants on the Company's behalf, to the best knowledge of the Company, such Intellectual Property is original and capable of copyright protection in the United States and the Company has complete rights to and ownership of such Intellectual Property. To the best knowledge of the Company, no part of any such Intellectual Property is an imitation or copy of, or infringes upon, the Intellectual Property or Intellectual Property Rights of any other person or entity, including without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. The Company has not caused any of the Intellectual Property to enter the public domain, sold assigned, licensed, distributed or in any other way disposed of or encumbered any of the Owned Intellectual Property or taken any action which has in any way affected its absolute and unconditional ownership of any portion of the Owned Intellectual Property or Intellectual Property Rights or its use of any portion of the Licensed Software.

           (f) Except as set forth on Section 3.15(f) of the Disclosure Schedule hereto, no licensing fees, royalties or payments are due and payable in connection with the use of any of the Intellectual Property except for (i) those due and payable with respect to the Licensed Software which shall have been paid by the Company or are accrued on the Balance Sheet in accordance with past practice and (ii) those incurred by the Company in the ordinary course of its business between December 31, 1998 and the Closing Date. The consummation of the transactions contemplated hereby will not alter or impair any rights of the Company in or to use any of the Intellectual Property.

           (g) Except as set forth on Section 3.15(g) of the Disclosure Schedule hereto, the Company has the right to bring actions for infringement of the Owned Intellectual Property and none of the Owned Intellectual Property infringes the rights of any Person. The Company has not asserted any claim of infringement, misappropriation or misuse and no claims have been asserted by any Person against the Company with respect to its use of the Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating thereto; the Company has no knowledge that any Person might make such an assertion.

     3.16.  Contracts.  Except as set forth on Section 3.16(a) of the Disclosure
     -----  ---------
Schedule hereto and except for, contracts that can be terminated by the Company without liability or penalty on not more than 90 days notice and contracts under which the executory obligation involves less than $100,000, the Company is not a party to any: (a) material contract not made in the ordinary course of business; (b) contract for the employment of any officer or employee; (c) advertising agreement; (d) distribution agreement or license agreement; (e) agreement with any telecommunications carrier for the provision of telecommunication services; (f) contract with retailers; (g) agreement for the sale of any of its assets other than in the ordinary course of business; (h) contract or commitment for capital expenditures; (i) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar agreement with respect to any of its personal property; (j) consulting agreement; (k) non-competition agreement with any Person, including any current or former officer or employee of the Company; (l) contract for the payment or receipt of royalties; (m) contract relating to any indebtedness for borrowed money, guaranty, surety, line of credit or other loan or financing arrangement; or (n) contract to which a Governmental Body is a party. The contracts set forth in Section 3.16 of the Disclosure Schedule are collectively referred to herein as "Material Contracts". Except as set forth on Section 3.16 of the
           ------------------
Disclosure Schedule, the Company has performed in all material respects all of the obligations required to be performed by it to date, and is not in material default under, any of its Material Contracts. Except as set forth on Section
3.16 of the Disclosure Schedule, to the best knowledge, of the Company no party with whom the Company has a Material Contract is in material default thereunder and the Company has not received from any such party (i) any notice that any such party intends to terminate any Material Contract or (ii) any material claim for indemnification from such party with respect to the performance of services pursuant to Material Contract. The Company has not knowingly waived any of its rights under, or modified the terms of, any Material Contract orally or by a pattern of practice or otherwise. Each Material Contract constitutes as of the date hereof, and will constitute as of and after the Closing Date, the legal, valid and binding obligation of each party thereto, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity, except, in each case, for such exceptions which would not reasonably be expected to have a Material Adverse Effect.

     3.17.  Litigation.  There is no Legal Proceeding pending or, to the best
     -----  ----------
knowledge of the Company, threatened that questions the validity of this Agreement, any Company Document or any action taken or to be taken by the Company in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the consummation of the transactions contemplated hereby or thereby. Section 3.17 of the Disclosure Schedule hereto sets forth a true, correct and complete list of all pending or, to the best knowledge, of the Company, threatened, Legal Proceedings in which the Company is a party or which affects the Business, at law or in equity, and, to the best knowledge of the Company there is no basis for any such Legal Proceeding against the

Company which is not so listed, in each case, if adversely determined, would have a Material Adverse Effect. There is no outstanding or, to the best knowledge of the Company, threatened Order of any Governmental Body against, affecting or naming the Company or affecting any of its properties or the Business.

           3.18.  Insurance.
           -----  ---------
           (a) Section 3.18 of the Disclosure Schedule hereto sets forth a list of all policies of insurance of any kind or nature covering the Company or any of its employees or properties, including, without limitation, policies of errors and omissions, life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. Each such policy is in full force and effect, and, assuming compliance by the Company of its obligations thereunder, will continue to provide coverage following the Closing Date to the same extent provided prior to the Closing Date for claims arising in connection with the operation of the Business on or prior to the Closing Date. The Company has delivered to the Purchaser true, correct and complete copies of each such policy, including all amendments, modifications or supplements relating to such policies.

           (b) To the best knowledge of the Company, the Company has maintained insurance policies or agreements covering all risks customarily insured against, in amounts reasonable and customary for the Business and are sufficient to meet the requirements of applicable Laws. Section 3.18 of the Disclosure Schedule hereto sets forth for each policy of insurance maintained by the Company at any time since January 1, 1998, (i) the name and address of the provider thereof,
(ii) the property or casualty covered thereby and (iii) the amount of coverage provided thereby (including the deductible thereof).

           3.19.  Receivables.
           -----  -----------

           All accounts receivable of the Company have arisen from bona fide transactions in the ordinary course of business consistent with past practice. Except as otherwise noted thereon, all accounts receivable reflected on Section
3.19 of the Disclosure Schedule have been recorded on the Company's Financial Statements in accordance with GAAP.

     3.20.  Ownership of Necessary Assets and Rights; Condition.  Except as set
     -----  ---------------------------------------------------
forth on Section 3.20 of the Disclosure Schedule:

           (a) The assets owned by the Company as of the date hereof and as of the Closing Date are sufficient to conduct the Business as currently conducted;

           (b) The assets owned by the Company on the date hereof and on the Closing Date (i) are suitable in all material respects for the operation of the Business as currently conducted, (ii) are in a good state of repair and operating condition (reasonable wear and tear excepted), (iii) meet all requirements of applicable Permits and technical standards, rules, regulations and orders of applicable federal, state and local governing and regulatory authorities except where the failure to meet such requirements would not have a Material Adverse Effect and (iv) are fit for their intended purposes; and

           (c) No Affiliate of the Company owns, controls or has custody of any material asset, property or right used in, or necessary to, the operation of the Business.

     3.21.  Insolvency Proceedings.  No attachments, executions, assignments for
     -----  ----------------------
the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or actions pursuant to any other debtor relief laws or actions by any state or federal regulatory authorities are pending against the Company or any of its Affiliates.

     3.22.  Transactions with Affiliates. Section 3.22 of the Disclosure
     -----  ----------------------------
Schedule sets forth a complete and correct listing of all funds paid by the Company to any shareholder holding greater than 5% of the Company's voting securities since January 1, 1998, other than (i) expense reimbursements made in the ordinary course of business consistent with the Company's historic policies,
(ii) payments to any Employee Benefit Plans in accordance with the terms thereof and consistent with past practices, and (iii) payments under employment agreements. As of the Closing Date, after giving effect to the transactions contemplated hereby, the Company is not required to make any payment to or perform any services for any of its shareholders except as set forth on Section
3.22 of the Disclosure Schedule hereto.

     3.23.  Outside Financial Interests.  Except as disclosed on Section 3.23 of
     -----  ---------------------------
the Disclosure Schedule, neither the Company nor, to the best knowledge of the Company, any executive officers of the Company have any material direct or indirect financial interest in any competitor, supplier or customer of the Company, except for ownership of publicly traded securities of any supplier or customer whose shares are publicly traded on any securities exchange.

     3.24.  Active Subscribers.  As at November 30, 1998 and December 31, 1998,
     -----  ------------------
the Company had approximately 123,800 and 151,600 Active Subscribers, respectively.

     3.25.  No Misrepresentation.  No representation or warranty of the Company
     -----  --------------------
contained in this Agreement (including the Annexes, Exhibits and Schedules hereto) or in any Company Document furnished to the Purchaser pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company does not know of any fact (other than facts of a general economic or political nature and industry-wide developments generally affecting companies in the telecommunications industry) which now or in the future is reasonably likely to have a Material Adverse Effect with respect to the Business as currently conducted, which has not been disclosed herein or in a Schedule hereto.

     3.26.  Brokers.  All negotiations relative to this Agreement and the
     -----  -------
transactions contemplated hereby have been carried out by the Company directly with Purchaser, Topp and CellStar, without the intervention of any Person on behalf of the Company in such manner as to give rise to any valid claim by any Person against Purchaser, the Company or any Subsidiary, Topp or CellStar for a finder's fee, brokerage commission, or similar payment.

     3.27.  HSR Act Filings.  The Company has filed a notification and report
     -----  ---------------
form pursuant to the HSR Act with respect to the purchase by Purchaser of the Shares pursuant to this Agreement.

     3.28.  Undisclosed Agreements.  The Company does not have as of the date
     -----  ----------------------
hereof and will not have as of the Closing Date, any written agreements with respect to the transactions contemplated by this Agreement with any other party to this Agreement that have not been fully disclosed to all of the parties to this Agreement.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF TOPP

          Topp hereby represents and warrants to Purchaser and Telmex as of the date hereof as follows:

4.1.  Authority; Noncontravention.  Topp has the requisite legal capacity to
----  ---------------------------
enter into this Agreement and each other agreement, document, instrument, or certificate contemplated by this Agreement to be executed by Topp in connection with the consummation of the transactions contemplated hereby and thereby (all such agreements, documents, instruments, and certificates required to be executed by Topp being hereinafter referred to, collectively, as the "Topp
                                                                      ----
Documents") and to consummate the transactions contemplated by this Agreement
---------
and the Topp Documents. This Agreement has been (and the Topp Documents will be) duly executed and delivered by Topp and, assuming this Agreement and the Topp Documents to be executed by the parties hereto other than Topp constitute the valid and binding agreements of such other parties, each constitutes the legal, valid, and binding obligation of Topp, enforceable against Topp in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting rights of creditors generally and to general principles of equity.

     4.2.  Conflicts; Consents of Third Parties.  Assuming the execution,
     ----  ------------------------------------
delivery and filing (if appropriate) of the agreements and documents contemplated to occur prior to or simultaneous with this Agreement, the execution and delivery of this Agreement does not (and the Topp Documents will not), and the consummation of the transactions contemplated by this Agreement and the Topp Documents and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or By-laws of the Company or the comparable documents of any Subsidiary or of any Topp Entity, (ii) subject to governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of a material benefit under, or require the consent of any Person under, any indenture or other agreement, permit, concession, franchise, license, or similar instrument or undertaking to which any Topp Entity or Topp individually is bound or to which any Topp Shares or other securities of the Company owned by Topp or any Topp Entity are subject, or result in the creation or imposition of any securities interest, lien, charge or encumbrance upon any such securities, or (iii) subject to governmental filings and other matters referred to in the following sentence, contravene any Law of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination, or award currently in effect except, in the case of subsections (ii) and (iii) above, where such failure, conflict or contravention would not have a Material Adverse Effect.

     4.3.  Ownership.  Topp owns the Topp Shares and on the Closing Date Topp
     ----  ---------
will own the Topp Shares free and clear of any and all Liens and is in rightful possession of duly and validly authorized and issued certificates evidencing his ownership of record of the Topp Shares, and has full right, legal capacity to sell, transfer, convey and deliver to Purchaser, in accordance with the terms of this Agreement, good, valid and marketable title, beneficially and of record, to all of said shares of Topp Shares, free and clear of all restrictions, claims, liens, charges, encumbrances and right of others. Topp holds the Topp Shares as his sole and separate property, and none of such shares constitutes community property. Except as set forth on Section 4.3 of the Disclosure Schedule, there are no agreements or understanding with respect to the voting, sale or transfer of any of the shares of Topp Shares. The delivery by Topp to Purchaser at the Closing of the certificates representing the Topp Shares duly endorsed in blank or accompanied by stock powers endorsed in blank will vest Purchaser on the Closing Date with good title to all of the Topp Shares.

     4.4.  Disclosure.  No representation or warranty of Topp made in this
     ----  ----------
Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

     4.5.  Litigation.  There is no Legal Proceeding pending, or to the
     ----  ----------
knowledge of Topp, threatened against Topp or any Topp Entity that questions the validity of this Agreement or any action to be taken by Topp in connection with this Agreement.

     4.6.  Brokers.  All negotiations relative to this Agreement and the
     ----  -------
transactions contemplated hereby have been carried out by Topp directly with Purchaser and Telmex, the Company and CellStar, as the case may be, without the intervention of any Person on behalf of Topp or any Topp Entity in such manner as to give rise to any valid claim by any Person against Topp, Purchaser or Telmex, the Company, any Subsidiary, or CellStar, or any of their respective Affiliates for a finder's fee, brokerage commission, or similar payment.

     4.7.  Undisclosed Agreements.  Topp does not have as of the date hereof and
     ----  ----------------------
will not have as of the Closing Date, any written agreements with respect to the transactions contemplated by this Agreement with any other party to this Agreement that have not been fully disclosed to all of the parties to this Agreement.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF CELLSTAR

     CellStar hereby represents and warrants to Purchaser and Telmex as of the date hereof as follows:

5.1.  Organization and Good Standing.  CellStar is a corporation, duly
----  ------------------------------
organized, validly existing, and in good standing under the laws of its state of organization.

     5.2.  Authority; Noncontravention.  Except for the consent of the agent
     ----  ---------------------------
required pursuant to that certain Credit Agreement, dated as of October 15, 1997 (the "Credit Agreement") among CellStar Corporation and certain lenders,
      ----------------
CellStar has the requisite power and authority to enter into this Agreement and each other agreement, document, instrument, or certificate contemplated by this Agreement to be executed by CellStar in connection with the consummation of the transactions contemplated hereby and thereby (all such agreements, documents, instruments, and certificates required to be executed by CellStar being hereinafter referred to, collectively, as the "CellStar Documents") and to
                                               ------------------
consummate the transactions contemplated by this Agreement and the CellStar Documents. This Agreement has been (and the CellStar Documents will be) duly executed and delivered by CellStar and, assuming this Agreement and the CellStar Documents to be executed by the parties hereto other than CellStar constitute the valid and binding agreements of such other parties, each constitutes the legal, valid, and binding obligation of CellStar, enforceable against CellStar in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting rights of creditors generally and to general principles of equity.

     5.3.  Conflicts; Consents of Third Parties.  Assuming the execution,
     ----  ------------------------------------
delivery and filing (if appropriate) of the agreements and documents contemplated to occur prior to or simultaneous with this Agreement, the execution and delivery of this Agreement does not (and the CellStar Documents will not), and the consummation of the transactions contemplated by this Agreement and the CellStar Documents and compliance with the provisions hereof and thereof will not, (i) conflict with any of the provisions of the

Articles of Incorporation or By-laws of the Company or the comparable documents of any CellStar Subsidiary, (ii) subject to governmental filings and other matters referred to herein, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or loss of a material benefit under, or require the consent of any Person under, any indenture or other agreement, permit, concession, franchise, license, or similar instrument or undertaking to which any CellStar or any Affiliate is bound or to which any CellStar Shares or other securities of the Company owned by CellStar or any Affiliate are subject, except for compliance with the applicable requirements of the Exchange Act, or result in the creation or imposition of any securities interest, lien, charge or encumbrance upon any such securities, or
(iii) subject to governmental filings and other matters referred to herein, including without limitation the Exchange Act, contravene any Law of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination, or award currently in effect, except that in the case of clause (ii) the consent of the agent under the Credit Agreement is required for the sale of the CellStar Shares by CellStar.

     5.4.  Ownership.  CellStar owns the CellStar Shares and on the Closing
     ----  ---------
Date, CellStar will own the CellStar Shares, free and clear of any and all Liens and will be in rightful possession of duly and validly authorized and issued certificates evidencing its ownership of record of the CellStar Shares, and will have full right, power and authority to sell, transfer, convey and deliver to Purchaser, in accordance with the terms of this Agreement, good, valid and marketable title, beneficially and of record, to all of said shares of CellStar Shares, free and clear of all restrictions, claims, liens, charges, encumbrances and right of others. The delivery by CellStar to Purchaser at the closing of the certificates representing the CellStar Shares duly endorsed in blank or accompanied by stock powers endorsed in blank will vest Purchaser on the Closing Date with good title to all of the CellStar Shares, free and clear of any Liens. Except as set forth on Section 5.4 of the Disclosure Schedule, there are no agreements or understanding with respect to the voting, sale or transfer of any of the shares of CellStar Shares.

     5.5.  Disclosure.  No representation or warranty of CellStar made in this
     ----  ----------
Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

     5.6.  Litigation.  There is no Legal Proceeding pending, or to the
     ----  ----------
knowledge of CellStar, threatened against CellStar that questions the validity of this Agreement or any action to be taken by CellStar in connection with this Agreement.

     5.7.  Brokers.  All negotiations relative to this Agreement and the
     ----  -------
transactions contemplated hereby have been carried out by CellStar directly with Purchaser and Telmex, the Company and Topp, as the case may be, without the intervention of any Person on behalf of CellStar or its Affiliates in such manner as to give rise to any valid claim by any Person against CellStar, Purchaser or Telmex, the Company, any

Subsidiary, or Topp, or any of their respective Affiliates for a finder's fee, brokerage commission, or similar payment.

     5.8.  Undisclosed Agreements.  CellStar does not have as of the date hereof
     ----  ----------------------
and will not have as of the Closing Date, any written agreements with respect to the transactions contemplated by this Agreement with any other party to this Agreement that have not been fully disclosed to all of the parties to this Agreement.

                                  ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF PURCHASER AND TELMEX

     Each of Purchaser and Telmex hereby represents and warrants to each of the Company, Topp and CellStar as of the date hereof as follows:


6.1.  Organization and Good Standing.  Each of Purchaser and Telmex is a
----  ------------------------------
corporation, duly organized, validly existing, and in good standing under the laws of Mexico.

      6.2.  Authorization; Enforceability.
      ----  -----------------------------

           (a) Each of Purchaser and Telmex has the power to execute and deliver this Agreement and each other agreement, document, instrument, or certificate contemplated by this Agreement or to be executed by Purchaser or Telmex, as the case may be, in connection with the consummation of the transactions contemplated hereby and thereby (all of such agreements, documents, instruments, and certificates required to be executed by Purchaser or Telmex being hereinafter referred to, collectively, as the "Purchaser Documents"), and
                                                     -------------------
to perform fully its obligations hereunder and thereunder.

           (b) The execution, delivery and performance by Purchaser or Telmex of this Agreement and each of the Purchaser Documents has been duly authorized by all necessary corporate or other action on the part of Purchaser or Telmex, as the case may be.

           (c) This Agreement has been, and each of the Purchaser Documents will be, on or prior to the Closing Date, duly executed and delivered by Purchaser, and if applicable, by Telmex and (assuming due authorization, execution, and delivery by the other parties hereto) this Agreement constitutes, and each of the Purchaser Documents when so executed and delivered will constitute, the legal, valid, and binding obligation of Purchaser, and if applicable, of Telmex, enforceable against Purchaser or Telmex, as the case may be, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and similar Laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

     6.3.  Consents of Third Parties.  No consent, waiver, approval, or
     ----  -------------------------
authorization of, or declaration or filing with, or notification to, any Person is required on the part of

Purchaser or Telmex in connection with the execution and delivery of this Agreement or the Purchaser Documents, the consummation by Purchaser or Telmex of the transactions contemplated hereby and thereby, or the compliance by Purchaser or Telmex with any of the provisions hereof or thereof, except as may be required by Purchaser or Telmex in connection with any confidentiality agreement by which it is bound and except for compliance with the applicable requirements of the Exchange Act and the HSR Act. The execution and delivery by each of Purchaser and Telmex of this Agreement, the Purchaser Documents, the consummation by Purchaser and Telmex of the transactions contemplated hereby and thereby, and the compliance by Purchaser and Telmex with any of the provisions hereof or thereof will not conflict with, or result in the breach of, any provision of the estatutos of Purchaser or Telmex.

     6.4.  Litigation.  There is no Legal Proceeding pending, or to the
     ----  ----------
knowledge of Purchaser and Telmex, threatened against Purchaser or Telmex that questions the validity of this Agreement or any action to be taken by Purchaser or Telmex in connection with this Agreement.

     6.5.  Financial Capability.  Purchaser has sufficient available funds on
     ----  --------------------
hand to purchase the Company Shares, the Topp Shares and the CellStar Shares, respectively, on the terms and conditions contained in this Agreement.

     6.6.  Brokers.  All negotiations relative to this Agreement and the
     ----  -------
transactions contemplated hereby have been carried out by Purchaser and Telmex directly with the Company, Topp and CellStar, as the case may be, without the intervention of any Person on behalf of Purchaser or Telmex or their respective Affiliates in such manner as to give rise to any valid claim by any Person against Purchaser, the Company, any Subsidiary, Topp or CellStar or any of their respective Affiliates for a finder's fee, brokerage commission, or similar payment.

     6.7.  Securities Matters.
     ----  ------------------
           (a) Purchaser understands and acknowledges that the Shares have not been registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.

           (b) Purchaser is acquiring the Securities for its own account for investment purposes and not with a view to, or for offer or sale for the Company in connection with, the distribution or resale thereof.

           (c) The Purchaser understands that the Securities purchased pursuant to this Agreement will be in unregistered form only and that any certificates delivered to it in respect of the Securities will bear a legend substantially to the following effect:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

     6.8.  HSR Act Filings.  Telmex has filed a notification and report form
     ----  ---------------
pursuant to the HSR Act with respect to the purchase by Purchaser of the Shares pursuant to this Agreement.

     6.9.  Disclosure.  No representation or warranty of the Purchaser or Telmex
     ----  ----------
made in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

     6.10. Undisclosed Agreements.  Neither Telmex nor the Purchaser has, as of
     ----- ----------------------
the date hereof and will not have as of the Closing Date, any written agreements with respect to the transactions contemplated by this Agreement with any other party to this Agreement that have not been fully disclosed to all of the parties to this Agreement.

                                  ARTICLE VII
                           COVENANTS OF THE COMPANY

7.1.  Access to Documents; Opportunity to Ask Questions. The Company shall make
----  -------------------------------------------------
available for inspection by the Purchaser and CellStar and their respective directors, officers, employees, counsel, representatives, accountants and auditors (collectively, "Representatives"), during normal business hours,
                         ---------------
corporate records, books of accounts, contracts and all other documents requested by the Purchaser and CellStar, as the case may be, and shall permit the Purchaser and CellStar and their respective Representatives reasonable access to the properties of the Company, upon reasonable advance notice to the Company, in order to permit the Purchaser, CellStar and such Representatives to make reasonable inspection and examination of the business, operations and affairs of the Company. The Company shall further cause its Representatives to be available upon reasonable notice to answer questions of the Purchaser's and CellStar's Representatives concerning the business, operations and affairs of the Company and to make available all relevant books and records in connection with such inspection and examination. No investigation by the Purchaser or its Representatives prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or any Company Document.

     7.2.  Conduct of the Company.  (a) From the date hereof until the Closing
     ----  ----------------------
Date, each of the Company and its Subsidiaries shall:

           (i) conduct its business in the ordinary course, consistent with past practice, and shall use its best efforts to preserve its business organization, to keep available the services of its employees, independent contractors and consultants currently employed, to preserve the present relationships with customers, suppliers (including carriers), retailers, distributors and other Persons with whom it has significant business relations, to maintain books and records in the usual and ordinary manner, and to preserve the goodwill and ongoing business;

           (ii) maintain in force all insurance policies in force on the date hereof, maintain all of its tangible assets in good operating condition, maintain, in the ordinary course of business, all inventories and other similar items owned by it and take all reasonable steps to maintain in the ordinary course all intangible assets owned by it; and

           (iii) promptly advise Purchaser and CellStar of any change in its condition (financial or otherwise), assets, liabilities, and operations.

           (b) Without limiting the generality of the foregoing, other than in the ordinary course of business, consistent with past practice, or with the written consent of Purchaser, from the date hereof until the Closing Date, the Company will not, and will not permit any of its Subsidiaries to:

           (i) declare, set aside, or pay any dividend or other distribution with respect to any shares of capital stock of the Company, or enter into any agreement or understanding with respect to any repurchase, redemption, or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

           (ii) amend the Articles of Incorporation or Bylaws or other governing documents or any outstanding security of the Company or any Subsidiary;

           (iii) incur, assume, or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money;

           (iv) create or assume any Lien on any assets of the Company or any Subsidiary;

           (v) make any loan, advance, or capital contribution to or invest in any Person;

           (vi) cause or willfully permit any damage, destruction, or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary;

           (vii) enter into any transaction, commitment, contract, or agreement by the Company or any Subsidiary relating to their assets or businesses (including the acquisition or disposition of any assets) or relinquish any contract or other right;

           (viii) pay, discharge, or satisfy any material claims, liabilities, or other obligations (whether absolute, accrued, asserted or unasserted, contingent, or otherwise) except in the ordinary course of business consistent with past practice;

           (ix) change any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles in the United States, consistently applied and changes disclosed in Section 3.5 of the Disclosure Schedule;

           (x) (A) grant any severance or termination pay to any director, officer, or employee of the Company or any Subsidiary, (B) enter into any employment, deferred compensation, or other similar agreement (or any amendment to any such existing agreement) with any director, officer, or employee of the Company or any Subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements or (D) increase the compensation, bonus, or other benefits payable to any director, officer, or employee of the Company or any Subsidiary;

           (xi) authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by this Agreement;

           (xii) not enter into, amend or extend any collective bargaining or other labor agreement; or

           (xiii) not adopt, enter into, amend in any material respect, announce any intention to adopt or terminate, any employee benefit plan, program or arrangement of general applicability.

     7.3.  Consents and Conditions.  The Company shall use its best efforts to
     ----  -----------------------
obtain the consent of any third party or Governmental Body which is required under any instrument, contract, lease, Permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom as a result of the transactions contemplated by this Agreement, including, without limitation, any notifications and approvals required under the HSR Act and the consents, approvals and waivers set forth in Section 3.4 of the Disclosure Schedule. Nothing in this Agreement shall be construed as an attempt to assign any contract, lease, Permit or other agreement or arrangement that is by its terms non-assignable without the consent of the other party thereto. This
Section 7.3 is not intended to limit the Purchaser's right under Section 11.2 not to consummate the transactions contemplated by this Agreement in the event the condition contained therein is not satisfied. The Company shall use its best efforts to cause each of the conditions to the obligations of the Purchaser to be satisfied.

     7.4.  HSR Act Filings.  The Company will provide promptly any supplemental
     ----  ---------------
information that may be requested in connection with the notification and report form pursuant to the HSR Act filed by the Company with respect to the purchase by Purchaser of the Shares pursuant to this Agreement. The Company will comply with all reasonable requests of the other parties for information necessary in connection with the preparation by such other party of its notification and report form.

     7.5.  Disclosure.  From and after the date hereof and until the Closing,
     ----  ----------
the Company hereby covenants and agrees that before the Company shall disclose any information concerning this Agreement or the transactions contemplated hereby, the Company shall so advise and cooperate with each of Telmex and CellStar and shall not disclose such information without the consent of Telmex and CellStar, respectively (which consent shall not be unreasonably withheld or delayed), unless such information is otherwise publicly available or the disclosure thereof is required by Law.

     7.6.  Confidentiality.  The Company will treat as confidential and keep
     ----  ---------------
secret the affairs of each of Purchaser, Telmex and CellStar and their respective Affiliates (including, without limitation, information about processes, procedures, techniques, know-how and other similar proprietary and confidential information) and, at any time before or after the Closing Date, will not, without the prior written consent of Telmex or CellStar, as the case may be, disclose, furnish or make known or accessible to or use for the benefit of anyone, any information of a confidential nature relating in any way to the business of the Purchaser, Telmex or CellStar, except as may be required by Law or by Order of any Governmental Body.

     7.7.  No Shop Provision.  Except as provided for in this Agreement from and
     ----  -----------------
after the date hereof until the earlier of the Closing Date or the date on which this Agreement shall have been terminated in accordance with the provisions of
Article XV, neither the Company nor any officer, director, agent, or representative of the Company will, nor will they authorize or permit any investment banker, attorney, accountant, or other representative retained by any of the foregoing in any manner, directly or indirectly, to, (a) effect or seek, or offer (including by way of providing information) or propose (whether publicly or otherwise) to effect, (i) any issuance or sale of any shares of the Company's capital stock or securities convertible into or exercisable for capital stock other than issuances pursuant to the exercise of options outstanding on the date hereof and disclosed in Section 3.2 of the Disclosure Schedule; (ii) any tender or exchange offer or merger or other business combination involving the Company or any Subsidiary; or (iii) any recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with respect to the Company or any Subsidiary; (each, an "Acquisition
    -----------

Proposal") or (b) enter into any discussions or arrangements with any third
--------
party (or provide any information to any third party) with respect to any Acquisition Proposal.

     7.8.  No Breach of Representations and Warranties.  The Company shall not
     ----  -------------------------------------------
take any action, and shall use its best efforts not to permit any event to occur, which would result in any of the representations and warranties of the Company contained in this Agreement not being true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

     7.9.  Updating of Information.  The Company shall promptly deliver to
     ----  -----------------------
Purchaser and CellStar any information concerning any event subsequent to the date of this Agreement which is necessary to supplement the information contained in or made a part of the representations and warranties contained herein, including the Disclosure Schedule hereto, or delivered by the Company pursuant to any of the covenants contained herein, in order that the information contained herein or so delivered be complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by the Purchaser of any of the conditions precedent to the Closing hereunder, including, without limitation, the conditions contained in Section 11.1 hereof.

     7.10. Periodic Financial Statements.  The Company shall furnish or cause to
     ----- -----------------------------
be furnished to the Purchaser and CellStar: (i) within 120 days after the end of each fiscal year of the Company, financial statements as at the close of such year, audited by independent public accountants selected by the Company, and
(ii) within 45 days after the end of each quarter, financial statements as at the end of such period for such quarter. In addition, the Company shall provide to Purchaser monthly financial statements within a reasonable period after such financial statements become available.

     7.11. Certain Notifications.  At all times prior to the Closing Date, the
     ----- ---------------------
Company shall promptly notify each other party in writing of the occurrence of any event which will or may result in the failure of any of the conditions contained in Article XI hereof to be satisfied. Such notice shall be in addition to and not in lieu of the other notices and communications provided for herein.

     7.12. Efforts to Consummate; Further Actions.  Subject to the terms and
     ----- --------------------------------------
conditions herein provided, the Company agrees to proceed diligently and in good faith to consummate the transactions contemplated hereby and to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Agreement and the transactions contemplated hereby.

                                 ARTICLE VIII
                               COVENANTS OF TOPP

8.1.  Ancillary Agreements.  Effective as of the Closing Date, Topp shall (A)
----  --------------------
terminate (i) the Prior Shareholders' Agreements to which he is a party, (ii) the CellStar Letter Agreement, (iii) the CellStar Proxy Agreement, and (B) execute and deliver (i) the Shareholders' Agreement to each of the parties thereto, (ii) the Amended and Restated CellStar Note, (iii) the Amended and Restated Letter Agreement to each of the parties thereto, (iv) the Topp Notes to the Company and (v) the Topp Employment Agreement to the Company.

     8.2.  Performance of Covenants by the Company.  Topp shall use his best
     ----  ---------------------------------------
efforts to cause the Company to fulfill the covenants contained in Article VII.

     8.3.  HSR Act Filings.  Topp will provide promptly any supplemental
     ----  ---------------
information that may be requested in connection with the filing of a notification and report form under the HSR Act in connection with the acquisition by Purchaser of the Shares. Topp will comply with all reasonable requests of the other parties for information necessary in connection with the preparation by such other party of its notification and report form.

     8.4.  Certain Notifications.  At all times prior to the Closing Date, Topp
     ----  ---------------------
shall promptly notify each other party in writing of the occurrence of any event which will or may result in the failure of any of the conditions contained in
Article XI hereof to be satisfied. Such notice shall be in addition to and not in lieu of the other notices and communications provided for herein.

     8.5.  Efforts to Consummate; Further Actions.  Subject to the terms and
     ----  --------------------------------------
conditions herein provided, Topp agrees to proceed diligently and in good faith to consummate the transactions contemplated hereby and to use his best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Agreement and the transactions contemplated hereby.

     8.6.  Non-Competition; Non Solicitation, etc.  Topp agrees to be bound by
     ----  ---------------------------------------
and subject to the obligations imposed on him under the Topp Employment Agreement, which obligations Topp has agreed to assume in consideration for the Topp Share Purchase Price.

                                  ARTICLE IX
                             COVENANTS OF CELLSTAR

9.1.  Ancillary Agreements.  Effective as of the Closing Date, CellStar shall
----  --------------------
(A) terminate (i) the Prior Shareholders' Agreements to which it is a party (ii) the CellStar Letter Agreement, (iii) the CellStar Proxy Agreement, (iv) the CellStar License

Agreement, (v) the CellStar Security Documents and (B) execute and deliver (i) the Shareholders' Agreement to each of the parties thereto, (ii) the Amended and Restated CellStar Note to the Company, (iii) the Amended and Restated Letter Agreement to each of the parties thereto and (iv) the Third Amendment to the CellStar Distribution Agreement to the Company.

     9.2.  Certain Notifications.  At all times prior to the Closing Date,
     ----  ---------------------
CellStar shall promptly notify the other party in writing of the occurrence of any event which will or may result in the failure of any of the conditions contained in Article XI hereof to be satisfied. Such notice shall be in addition to and not in lieu of the other notices and communications provided for herein.

     9.3.  Efforts to Consummate; Further Actions.  Subject to the terms and
     ----  --------------------------------------
conditions herein provided, CellStar agrees to proceed diligently and in good faith to consummate the transactions contemplated hereby and to used its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Agreement and the transactions contemplated hereby.

                                   ARTICLE X
                       COVENANTS OF PURCHASER AND TELMEX

     10.1. Public Disclosure and Confidentiality.  Each of Purchaser and Telmex
     ----- -------------------------------------
hereby agrees that, except as required by applicable law, no press release or public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement, the terms hereof or the transactions contemplated hereby unless specifically approved in advance by each of the parties hereto. In the event that Purchaser or Telmex views disclosure as required by applicable law as contemplated by the previous sentence, Purchaser or Telmex shall provide a copy of such disclosure to the other parties within a reasonable period of time prior to such disclosure.

     10.2. HSR Act Filings.  Each of Purchaser and Telmex covenants and agrees
     ----- ---------------
to provide promptly any supplemental information that may be requested in connection with the notification and report form filed pursuant to the HSR Act with respect to the purchase by Purchaser of the Shares. Purchaser and Telmex will comply with all reasonable requests of the other parties for information necessary in connection with the preparation by such other party of its notification and report form.

     10.3. Consents and Conditions.  From and after the date hereof and until
     ----- -----------------------
the Closing, each of Purchaser and Telmex hereby covenants and agrees that Purchaser will use its commercially reasonable efforts (i) to obtain any required governmental consents to the transactions contemplated hereby required to be obtained by it and (ii) to cause each of the conditions precedent set forth in Article XII to be satisfied.

     10.4.  Certain Notifications.  At all times prior to the Closing Date, each
     -----  ---------------------
of Purchaser and Telmex shall promptly notify each other party in writing of the occurrence of any event which will or may result in the failure of any of the conditions contained in Article XII hereof to be satisfied. Such notice shall be in addition to and not in lieu of the other notices and communications provided for herein.

     10.5.  Efforts to Consummate; Further Actions.  Subject to the terms and
     -----  --------------------------------------
conditions herein provided, each of Purchaser and Telmex agrees to proceed diligently and in good faith to consummate the transactions contemplated hereby and to used its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Agreement and the transactions contemplated hereby.

                                  ARTICLE XI
                CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

     The obligation of Purchaser and Telmex to consummate the purchase of the Company Shares from the Company, the Topp Shares from Topp and the CellStar Shares from CellStar, each as contemplated hereby on the Closing Date is subject to the satisfaction or waiver on each such date by Purchaser of the following conditions:

11.1.  Performance of Covenants.  Each of the Company, Topp and CellStar shall
-----  ------------------------
have performed and complied, in all material respects, with the covenants and provisions of this Agreement required to be performed or complied with by it between the date hereof and the Closing Date.

     11.2.  Consents; HSR Act.  All consents, approvals or Orders of any
     -----  -----------------
Governmental Body or other third party the granting of which is required for the consummation of the transactions contemplated hereby or to the Company to conduct its businesses after the Closing Date substantially in the same manner as currently conducted shall have been obtained and all applicable waiting periods, if any, in respect of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

     11.3.  Litigation; Other Events.
     -----  ------------------------
           (a) No preliminary or permanent injunction or other order of any court restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

           (b) There shall not be pending, nor shall there have been threatened, any inquiry by any Governmental Body or Legal Proceeding that seeks, nor any Law that would have the effect, to:

                (i) challenge, restrain, prohibit or delay the sale or purchase of the Company Shares, the Topp Shares or the CellStar Shares pursuant to this Agreement or any of the transactions contemplated hereby or obtain damages as a result thereof;

                (ii) make the sale or purchase of the Company Shares, the Topp Shares or the CellStar Shares pursuant to this Agreement illegal or in violation of any duty; or

                (iii) impose or result in material limitations on the ability of Purchaser or any of its Affiliates to exercise full rights of ownership of the Company Shares, the Topp Shares or the CellStar Shares purchased by it hereunder, including, without limitation, the right to vote such Shares purchased by it hereunder on all matters properly presented to the shareholders of the Company.

     11.4.  Ancillary Agreements.  The respective parties thereto shall have
     -----  --------------------
executed and delivered the Shareholders' Agreement, the Amended and Restated CellStar Note, the Amended and Restated Letter Agreement (and the funds, instruments and documents to be delivered thereto), Third Amendment to Distribution and Fulfillment Agreement, the Topp Notes, the Topp Employment Agreement, Pollak Employment Agreement, the Amendments to Employment Agreements, notice for exercise of the CellStar Warrants and CellStar Options.

     11.5.  Termination of Certain Agreements.  Purchaser shall have received
     -----  ---------------------------------
duly executed instruments necessary to evidence the termination of all Prior Shareholders' Agreements, the CellStar License Agreement, the CellStar Security Documents and of the consent by the lenders under the Credit Agreement to the consummation of the transactions contemplated by this Agreement.

     11.6.  Exercise of Warrants and Options.  CellStar shall have exercised in
     -----  --------------------------------
full all warrants and options with respect to the Class A Shares and Class B Shares, respectively, on the terms and in the amounts set forth in the Amended and Restated Letter Agreement.

     11.7.  Certificates.  Purchaser shall have received certificates from each
     -----  ------------
of the Company, Topp and CellStar as to compliance with the conditions set forth in Sections 11.1 (as to performances of its covenants only) and 11.3 (as to matters affecting it only), dated the Closing Date, executed by a duly authorized officer of the Company and CellStar, respectively and by Topp.

     11.8.  Directors.  Purchaser shall have received the written resignation of
     -----  ---------
those directors of the Company designated by Purchaser as necessary to fulfill the requirements of Article V of the Shareholders' Agreement.

     11.9.   Credit Agreement.  Purchaser shall have received evidence
     -----   ----------------
satisfactory to it that CellStar has received consent of the lenders under the Credit Agreement to the transactions contemplated by this Agreement.

     11.10.  Amendments to Employment Agreements.  Purchaser shall have received
     ------  -----------------------------------
the Amendments to Employment Agreements, duly executed by the parties hereto.

     11.11.  Conversion of Preferred Shares.  CellStar shall have converted its
     ------  ------------------------------
A Convertible Preferred Stock and B Convertible Preferred Stock, respectively, on the terms and in the amounts set forth in Exhibit B hereto.

     11.12.  Articles of Incorporation.  At the Closing, the Company shall have
     ------  -------------------------
filed an Amendment to the Articles of Incorporation of the Company with the Secretary of State of Florida, substantially in the form of Exhibit C hereto.

                                  ARTICLE XII
           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY,
                               TOPP AND CELLSTAR

     The obligation of each of the Company, Topp and CellStar to consummate the issuance and sale of the Company Shares, the Topp Shares and the CellStar Shares, respectively, to Purchaser contemplated hereby on the Closing Date subject to the satisfaction or waiver by each of the Company, Topp and CellStar of the following conditions:

12.1.  Performance of Covenants.  Purchaser shall have performed and complied,
-----  ------------------------
in all material respects, with the covenants and provisions in this Agreement required herein to be performed or complied with by it between the date hereof and the Closing Date.

     12.2.  HSR Act.  All applicable waiting periods, if any, in respect of the
     -----  -------
transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

     12.3.  Litigation; Other Events.
     -----  ------------------------

           (a) No preliminary or permanent injunction or other order of any court restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

           (b) There shall not be pending, nor shall there have been threatened, any inquiry or Legal Proceeding that seeks, nor any Law that would have the effect, to:

                (i) challenge, restrain, prohibit or delay the sale and purchase of the Shares pursuant to this Agreement or any of the transactions contemplated hereby or obtain damages as a result thereof;

                (ii) make the sale or purchase of the Shares pursuant to this Agreement illegal or in violation of any duty; or

                (iii) impose or result in material limitations on the ability of Purchaser or any of its Affiliates to exercise full rights of ownership of the portion of the Shares purchased by it hereunder, including, without limitation, the right to vote the Shares purchased by it hereunder on all matters properly presented to the shareholders of the Company.

     12.4.  Officer's Certificate.  Each of the Company, Topp and CellStar shall
     -----  ---------------------
have received a certificate from Purchaser as to compliance with the conditions set forth in Sections 12.1 and 12.3, dated the Closing Date, executed by a duly authorized officer of Purchaser.

     12.5.  Credit Agreement.  In the case of CellStar only, CellStar shall have
     -----  ----------------
received an appropriate consent to the transactions contemplated by this Agreement pursuant to the Credit Agreement.

     12.6.  Amended and Restated Letter Agreement.  Each of the parties thereto
     -----  -------------------------------------
shall have performed and complied, in all material respects, with the covenants and provisions n the Amended and Restated Letter Agreement required therein to be performed or complied with by it.

                                 ARTICLE XIII
                      PRELIMINARY AND CLOSING DELIVERIES

13.1.  Deliveries by the Company to Purchaser and Telmex.  At the Closing, the
-----  -------------------------------------------------
Company shall deliver, or shall cause to be delivered, to Purchaser the following:

           (a)  the certificates representing all of the Company Shares;

           (b) the Shareholders' Agreement, duly executed by the Company and each of the Shareholders (other than Purchaser);

           (c)  the certificate referred to in Section 11.7;

           (d) evidence of the resignation of such of the present directors and officers of the Company as Purchaser may request;

           (e) an opinion of Greenberg Traurig, P.A., special counsel to the Company with respect to the matters set forth in the first two sentences of
Section 3.1, Section 3.2, 3.3 and Section 3.4;

           (f) the Amendments to Employment Agreements duly executed by each of Stephan J. Ritter and Robert Dandrea; and

           (g) the statement described in Treasury Regulation section 1.1445-2(c)(3) certifying that none of the Shares in the Company are U.S. real property interests for purposes of section 1445 of the Code; such statement will be complete, accurate and valid on the Closing Date; if such statement is not received by or on the Closing Date. the Company shall withhold all amounts required to be withheld by section 1445 of the Code;

           (h) any other certificates and documents reasonably requested by the Purchaser or its counsel relating to the transfer of the Company Shares.

     13.2.  Deliveries by Topp to Purchaser and Telmex.  At the Closing, Topp
     -----  ------------------------------------------
shall deliver, or shall cause to be delivered, to Purchaser the following:

           (a) the certificates for the Topp Shares, duly endorsed and in form for transfer to Purchaser or accompanied by stock powers endorsed in blank;

           (b) an opinion of Greenberg Traurig P.A., special counsel to Topp with respect to the matters set forth in Section 4.1, 4.2 and 4.3;

           (c) all other such assignments and other instruments or documents (including certificates of title) as shall be necessary in the judgment of Purchaser to evidence the sale, assignment, transfer and conveyance by Topp to Purchaser of the Topp Shares in accordance with the terms hereof;

           (d) the certificate referred to in Section 11.7 hereof signed by Topp; and

           (e) any other certificates and documents reasonably requested by the Purchaser or its counsel.

     13.3.  Deliveries by CellStar to Purchaser and Telmex.  At the Closing,
     -----  ----------------------------------------------
CellStar shall deliver, or shall cause to be delivered, to Purchaser and Telmex the following:

           (a) the certificates for the CellStar Shares, duly endorsed and in form for transfer to Purchaser or accompanied by stock powers endorsed in blank;

           (b) all other such assignments and other instruments or documents (including certificates of title) as shall be necessary in the judgment of Purchaser and Telmex to evidence the sale, assignment, transfer and conveyance by CellStar to Purchaser of the CellStar Shares in accordance with the terms hereof;

           (c) an opinion of Steel Hector Davis LLP, special counsel to CellStar with respect to the matters set forth in Section 5.1, 5.2, 5.3 and 5.4;

           (d) the certificate referred to in Section 11.7 hereof signed by CellStar; and

           (e) certificates of the Secretary or an Assistant Secretary of Purchaser attesting as to the incumbency and signature of each officer of CellStar who shall execute this Agreement; and

     13.4.  Deliveries by Purchaser and Telmex to the Company.  At the Closing,
     -----  -------------------------------------------------
the Purchaser and Telmex shall deliver to the Company the following:

           (a) a wire transfer in immediately available funds in the amount equal to U.S.$ 35,000,000;

           (b) the certificate referred to in Section 12.4 hereof signed by a duly authorized officer of Purchaser; and

           (c)  the Telmex Note marked "Cancelled";

           (d) certificates of the Secretary or an Assistant Secretary of Purchaser attesting as to the incumbency and signature of each officer of Purchaser who shall execute this Agreement;

           (e) an opinion of Franck, Galicia, Duclaud y Robles, S.C., special Mexican counsel to Purchaser and Telmex with respect to the matters set forth in Sections 6.1 and 6.2; and

           (f) any other certificates and documents reasonably requested by the Company or its counsel relating to the transfer of the Company Shares.

     13.5.  Deliveries by Purchaser and Telmex to Topp.  At the Closing, the
     -----  ------------------------------------------
Purchaser and Telmex shall deliver to Topp the following:

           (a) a wire transfer in immediately available funds in the amount equal to the Topp Share Purchase Price;

           (b)  the certificate referred to in Section 12.4;

           (c) certificates of the Secretary or an Assistant Secretary of Purchaser attesting as to the incumbency and signature of each officer of Purchaser who shall execute this Agreement; and

           (d) any other certificates and documents reasonably requested by Topp or his counsel relating to the transfer of the Topp Shares.

     13.6.  Deliveries by Purchaser and Telmex to CellStar.  At the Closing, the
     -----  ----------------------------------------------
Purchaser and Telmex shall deliver to CellStar the following:

           (a) a wire transfer immediately available funds in the amount equal to the CellStar Share Purchase Price;

           (b) an opinion of Franck, Galicia, Duclaud y Robles, S.C., special Mexican counsel to Purchaser and Telmex with respect to the matters set forth in Sections 6.1 and 6.2;

           (c)  the certificate referred to in Section 12.4;

           (d) certificates of the Secretary or an Assistant Secretary of Purchaser attesting as to the incumbency and signature of each officer of Purchaser who shall execute this Agreement; and

           (e) any other certificates and documents reasonably requested by CellStar or its counsel relating to the transfer of the CellStar Shares.


                                  ARTICLE XIV
                      INDEMNIFICATION AND RELATED MATTERS

14.1.  Indemnification for Company Losses.
-----  ----------------------------------

           (a) The Company, Topp and CellStar hereby agree that Purchaser shall be indemnified and held harmless pursuant to the provisions of paragraphs (b),
(c) and (d) of this Section 14.1 from and against any and all claims, judgments, causes of action, liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, without limitation, reasonable fees and expenses of counsel) (collectively, "Losses") arising out
                                                         ------
of, based upon, attributable to, or resulting from (i) any inaccuracy of any representation or any breach of any warranty on the part of the Company contained in this Agreement or any Company Document, other than an Indemnifiable Tax Cost, (ii) any Indemnifiable Patent Loss or any Indemnifiable Tax Cost and
(iii) all claims, actions, suits, proceedings, investigations, demands and assessments incident to any of the foregoing, in each case net of any insurance recovery (collectively, "Company Losses"); provided, however, that no claim
                         --------------    --------  -------
based upon a breach of a representation or warranty may be asserted under this
Section 14.1 following the termination of such representation or warranty.

           (b) 18% of the amount of any Company Losses (i) shall be applied to reduce the principal amount outstanding under each of the Topp Notes pro rata among such notes until such principal amount has been reduced to zero and (ii) if the principal amount outstanding under the respective Topp Notes has been reduced to zero, shall be payable by Topp to Telmex; provided, however, that the total amount to be applied or paid pursuant to this paragraph (b) shall not exceed the Topp Purchase Price.

           (c) 12% of the amount of any Company Losses (i) shall be applied to reduce the principal amount outstanding under the CellStar Note until such principal amount has been reduced to zero and (ii) if the principal amount outstanding under the CellStar Note has been reduced to zero, shall be payable by CellStar to Telmex; provided, however, that the total amount to be applied or paid pursuant to this paragraph
(c) shall not exceed the CellStar Purchase Price.

           (d) The Company shall issue to the Purchaser a number of additional Shares equal to the amount of Company Losses in excess of the amounts applied or paid pursuant to paragraphs (b) and (c) of this Section 14.1 divided by U.S.$
324. If at the time of issuance the Purchaser holds more than one class of Shares, the additional Shares to be issued pursuant to this paragraph shall be Shares of each such class in proportion to the number of Shares of each class Purchaser holds.

     14.2.  Non-Indemnifiable Patent Outcome.  If any Patent Outcome requires
     -----  --------------------------------
the Company to pay on an ongoing basis a royalty in excess of 1% of revenues on a material portion of its products or services or requires the Company to make changes to its line of products or services that will have a material adverse effect on the financial prospects of the Company, then the Purchaser shall be entitled to require the Company to issue to the Purchaser 77,094 additional Shares for aggregate consideration of $25,000. If at the time of issuance the Purchaser holds more than one class of Shares, the additional Shares to be issued pursuant to this paragraph shall be Shares of each such class in proportion to the number of Shares of each class Purchaser holds. The Purchaser shall not have any rights under Section 14.1 with respect to any Patent Outcome for which the Purchaser exercises its rights under this Section 14.2.

     14.3.  Other Indemnification.
     -----  ---------------------

           (a) The Company hereby agrees to indemnify and hold Purchaser, its Affiliates and the officers, directors, employees, partners, and agents thereof, harmless (on an after-tax basis) from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

                (i) any breach of any agreement or covenant on the part of the Company contained in this Agreement; and

                (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to any of the foregoing.

           (b) Topp hereby agrees to indemnify and hold Purchaser, its Affiliates and the officers, directors, employees, partners, and agents thereof, harmless (on an after-tax basis) from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

                (i) any inaccuracy of any representation, any breach of warranty or breach of any agreement or covenant on the part of Topp contained in this Agreement; and

                (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to any of the foregoing;

           (c) CellStar hereby agrees to indemnify and hold Purchaser, its Affiliates and the officers, directors, employees, partners, and agents thereof, harmless (on an after-tax basis) from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

                (i) any inaccuracy of any representation, any breach of warranty or breach of any agreement or covenant on the part of CellStar contained in this Agreement; and

                (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to any of the foregoing;

           (d) Each of Purchaser and Telmex hereby agrees to indemnify and hold each of the Company, Topp and CellStar harmless (on an after-tax basis) from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

                (i) any inaccuracy of any representation, any breach of warranty or breach of any agreement or covenant on the part of Purchaser and Telmex contained in this Agreement; and

                (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to the foregoing.

           (c) CellStar hereby agrees to indemnify and hold Purchaser, its Affiliates and the officers, directors, employees, partners, and agents thereof, harmless (on an after-tax basis) from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

                (i) any inaccuracy of any representation, any breach of warranty or nonfulfillment of any agreement or covenant on the part of CellStar contained in this Agreement or any CellStar Document; and

                (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to any of the foregoing;

           (d) Each of Purchaser and Telmex hereby agrees to indemnify and hold each of the Company, Topp and CellStar harmless (on an after-tax basis) from and against any and all Losses arising out of, based upon, attributable to, or resulting from:

                (i) any inaccuracy of any representation, any breach of warranty or nonfulfillment of any agreement or covenant on the part of Purchaser and Telmex contained in this Agreement or any Purchaser Document; and

                (ii) all claims, actions, suits, proceedings, investigations, demands, and assessments incident to the foregoing.

     14.4.  Procedures for Indemnification.  (a)  Whenever a claim shall arise
     -----  ------------------------------
for indemnification under Sections 14.1, 14.2 and 14.3, with the exception of claims for litigation expenses in respect of litigation as to which a notice of claim, as provided in this Section 14.4, has previously been given, which expenses shall be funded on an ongoing basis, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party from
                      -----------------
which indemnification is sought (the "Indemnifying Party") of such claim and,
                                      ------------------
when known, the facts constituting the basis for such claim; provided, however,
                                                             --------  -------
that in the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the Indemnified Party shall give such notice thereof to the Indemnifying Party not later than ten business days prior to the time any response to the asserted claim is required, if possible, and in any event within five business days following receipt of notice thereof. Failure to give timely notice or to include any specified information in any notice required by this Section 14.4 will not effect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure. In the event of any such claim for indemnification resulting from or in connection with a claim or legal proceeding by a third party, the Indemnifying Party may, at its sole cost and expense, assume the defense thereof using counsel who is reasonably satisfactory to the Indemnified Party; provided,
                                                                 --------
however, that the Indemnifying Party shall first have agreed in writing that it
-------
does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of Losses attributable to such claim or proceeding; and provided, however, that if the defendants in any such actions include both
    --------  -------
the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses or rights available to it which have not been waived and are in actual or potential conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right to select one law firm to act as separate counsel, on behalf of such Indemnified Party, at the expense of the Indemnifying Party. Subject to the second proviso of the immediately preceding sentence, if an Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall be entitled to select counsel and take all steps necessary in the defense thereof; provided, however, that no settlement shall be made without the
                 --------  -------
prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld (and if the Indemnified Party shall withhold its consent to any monetary settlement proposed by the Indemnifying Party and which the other party to the action has indicated it is prepared to accept, the Indemnified Party shall in no event be deemed for purposes of this Agreement to have suffered Losses in connection with such claim or proceeding in excess of the proposed amount of such settlement); and provided, further, that subject to
                                             --------  -------
the second proviso of the immediately preceding sentence, the

Indemnified Party may, at its own expense, participate in any such proceeding with the counsel of its choice without any right of control thereof. So long as the Indemnifying Party is in good faith defending such claim or proceeding, the Indemnified Party shall not compromise or settle such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of any such claim or litigation in accordance with the terms hereof, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation (after giving prior written notice of the same to the Indemnifying Party and obtaining the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld) on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party will promptly indemnify the Indemnified Party in accordance with the provisions of this Section 14.4. Notwithstanding the foregoing, at any time after the Indemnifying Party has failed to discharge its liability for legal and other expenses pursuant to this
Section 14.4, which failure shall not have been cured, or at any time the Indemnifying Party is subject to a bankruptcy case pursuant to Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code, if the Indemnified Party shall propose to settle a claim as to which it intends to seek indemnity, it shall provide the Indemnifying Party with 21 days' written notice of such proposed settlement, and the Indemnifying Party shall, within such period either (i) consent to the terms of the proposed settlement or (ii) provide the Indemnified Party with (A) a written notice of objection to the proposed settlement, with a statement of reason, (B) reasonable evidence that the financial condition of the Indemnifying Party is sufficient to permit it to pay a judgment for the full amount being sought by the third party claimant (or, at the Indemnified Party's request, a letter of credit in such amount) and (C) an undertaking to satisfy any such judgment.

           (b) Notwithstanding anything to the contrary herein contained, in the event the Company is an Indemnifying Party, the Company may settle any third-party claim against an Indemnified Party as long as it obtains an unconditional release from such third party for the benefit of such Indemnified Party.

     14.5.  Calculation and Allocation of Damages.  No party to this Agreement
     -----  -------------------------------------
shall assert against any other party any claim for exemplary, punitive, special, indirect or consequential damages arising out of the performance of this Agreement and the transactions contemplated hereby (or any conduct which constitutes a breach of this Agreement or any other theory of liability arising out of or relating to this Agreement or the performance hereof or any transaction contemplated hereby).

     14.6.  Limitation on Indemnification.  The Purchaser shall have no rights
     -----  -----------------------------
under Section 14.1 or Section 14.3 (a) unless the aggregate amount of Losses to be indemnified under such Sections exceeds U.S.$ 2,500,000.

                                  ARTICLE XV
                                  TERMINATION

15.1.  Termination.  This Agreement may be terminated as follows:
-----  -----------

           (a) with respect to the issuance and sale of the Company Shares by the Company, and the sale of the CellStar Shares by CellStar and the Topp Shares by Topp, respectively, to Purchaser, by the written agreement of each of Purchaser, the Company and Topp;

           (b) with respect to the sale of the CellStar Shares by CellStar to Purchaser, by the written agreement of Purchaser and CellStar;

           (c) by any of the parties on or after March 1, 1999, if the Closing has not occurred prior to such date;

           (d) by any party in the event of a material breach by any other party of this Agreement, which breach is not cured within seven days after receipt of written notice thereof by the breaching party from the non-breaching party; or

           (e) by any party if there shall have been entered a final, non-appealable order or injunction by any Governmental Body against any party hereto that prohibits the consummation of the transactions contemplated hereby or any material part hereof; or

     15.2.  Liabilities After Termination.  Upon any termination of this
     -----  -----------------------------
Agreement pursuant to Section 15.1, no party hereto shall thereafter have any further liability or obligation hereunder; provided, however, that this Section
                                           --------  -------
15.2, Section 16.3, Section 16.4 and Section 16.6 shall each remain in full force and effect and the parties shall remain liable hereunder and thereunder to the extent indicated herein and therein and; provided further, that no such termination shall relieve any party hereto of any liability for any intentional breach of this Agreement prior to the date of such termination.

                                  ARTICLE XVI
                                 MISCELLANEOUS

16.1.  Survival of Representations and Warranties.  The parties hereto hereby
-----  ------------------------------------------
agree that the representations and warranties contained in this Agreement (except as expressly provided in the second sentence of this Section 16.1) shall terminate at the close of business on the earlier to occur of two years from the date hereof or one month following the receipt by the Purchaser of the audited financial statements of the Company for the year ended December 31, 1999. Notwithstanding the foregoing, representations, warranties, covenants and agreements relating to Taxes and the provisions of Article XIV and Article XVI shall survive the Closing and shall not terminate until the expiration of any applicable statutes of limitation.

     16.2.  Entire Agreement.  This Agreement (together with the Annexes and
     -----  ----------------
Exhibits attached hereto), the Shareholders' Agreement, the Amended and Restated CellStar Note, the Amended and Restated Letter Agreement, the Topp Notes, the Topp Employment Agreement, the Third Amendment to Distribution and Fulfillment Agreement, the Telmex Note and each release and waiver thereunder contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

     16.3.  VENUE.  THE PARTIES HERETO CONSENT AND AGREE THAT THE FEDERAL COURTS
     -----  -----
LOCATED IN MIAMI-DADE COUNTY, FLORIDA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PARTIES HERETO FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PARTY. THE PARTIES HERETO HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

     16.4. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO ENTERING INTO THIS AGREEMENT.

     16.5.  Expenses.  Except as otherwise expressly provided in this Agreement,
     -----  --------
each party hereto shall pay its own expenses incidental to the preparation of this

Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby.

     16.6.  Headings.  The article and section headings of this Agreement are
     -----  --------
for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires, all references to Articles and Sections are to Articles and Sections of this Agreement.

     16.7.  Notices.  All notices and other communications under this Agreement
     -----  -------
shall be in writing and shall be deemed given when delivered personally or by overnight mail, or four days after being mailed by registered mail, return receipt requested, to a party at the following address:

           If to the Company, to:

           Topp Telecom, Inc.
           8390 N.W. 25th Street
           Miami, FL  33122
           Attention:  F.J. Pollak
           Facsimile:  (305) 640 2070

           with a copy to:

           Greenberg Traurig, P.A.
           1221 Brickell Avenue
           Miami, FL  33131
           Attention:  Rebecca R. Orand, Esq.
           Facsimile:  (305) 579 0717

           If to Purchaser, to:

           Inmobiliaria Aztlan, S.A. de C.V.
           c/o Telefonos de Mexico, S.A. de C.V.
           Parque Via 198
           Colonia
           06599 Mexico, D.F.
           Mexico
           Attention:  Chief Financial Officer
           Facsimile:  (011) 525 255 1576

           If to Telmex, to:

           Telefonos de Mexico, S.A. de C.V.
           Parque Via 198
           Colonia
           06599 Mexico, D.F.
           Mexico
           Attention: Chief Financial Officer
           Facsimile:  (011) 525 255 1576

           with a copy to:

           Cleary, Gottlieb, Steen & Hamilton
           One Liberty Plaza
           New York, NY 10006
           Attention:  Nicolas Grabar, Esq.
           Facsimile:  (212) 225 2000

           If to Topp, to:

           Topp Telecom, Inc.
           8390 N.W. 25th Street
           Miami, FL  33122
           Attention:  David Topp
           Facsimile:  (305) 640 2070

           If to CellStar, to:

           CellStar Telecom, Inc.
           c/o CellStar Corporation
           1730 Briercroft Court
           Carrollton, TX  75006
           Attention:  General Counsel
           Facsimile:  (972) 466-5030
           with a copy to:
           Steel Hector & Davis LLP
           200 S. Biscayne Blvd.
           Suite 4000
           Miami, FL  33131

           Attention:  Barry G. Craig
           Facsimile:  (305) 577-7001

     16.8.  Severability.  The invalidity or unenforceability of any provision
     -----  ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

     16.9.  Binding Effect; No Assignment.  This Agreement shall be binding upon
     -----  -----------------------------
and inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void; provided, however, that Purchaser may
                                      --------  -------
assign its right hereunder to purchase all or any portion of the Shares to Telmex or any Affiliate of Telmex; further provided, that (i) no such assignment
                                   ------- --------
shall relieve Purchaser of its obligations hereunder, and (ii) any such assignee shall have executed and delivered to the Company an agreement satisfactory to the Company which shall provide that such assignee will become a party to this Agreement and be bound by all of the obligations of Purchaser hereunder as if such assignee were "Purchaser" hereunder.

     16.10. Certain Definitions.  The following terms shall have the following
     ------ -------------------
meanings for the purpose of this Agreement.

           "Active Subscribers" means, at any date, the number of customers who
            ------------------
have either activated a TracFone for the first time in the last 60 days or redeemed an airtime card in the last 60 days (60 days is the period over which the Company provides service before the customer needs to redeem another card to continue that service).

           "Affiliate" means, as to any Person, (i) any Subsidiary of such
            ---------
Person, and (ii) any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and includes, in the case of a Person other than an individual, each officer or director or general partner of such Person, and each Person who is the beneficial owner of ten percent (10%) or more of such Person's outstanding stock having ordinary voting power of such Person. For the purposes of this definition, "control" means the
                                                             -------
possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

           "Acquisition Proposal" has the meaning provided in Section 7.7.
            --------------------

           "Agreement" has the meaning provided in the preamble of this
            ---------
Agreement.

           "Amended and Restated CellStar Note" means the U.S.$ 22,507,537
            ----------------------------------
aggregate principal amount promissory note, dated as of the Closing Date, to be issued by the Company to CellStar, substantially in the form of Exhibit D hereto.

           "Amended and Restated Letter Agreement" means the Letter Agreement,
            -------------------------------------
dated as of the date hereof, to be entered into among CellStar, Ltd., CellStar, the Company, Topp, Dora Topp, Risia Topp Wine, Mark Topp and F.J. Pollak, substantially in the form of Exhibit E hereto.

           "Amendments to Employment Agreements" mean (i) the Amendment to the
            -----------------------------------
Employment Agreement between the Company and Stephan J. Ritter, dated as of September 21, 1998, as amended as of December 7, 1998 and (ii) the Amendment to the Employment Agreement of Robert Dandrea, dated as of November 1, 1998, in each case dated as of the Closing Date, and in the form of Exhibit F-A and F-B hereto.

           "Benefit Plan" has the meaning provided in Section 3.9.
            ------------

           "best knowledge of the Company" shall mean the best knowledge of
            -----------------------------
officers of the Company at the vice president level or above.

           "Business" has the meaning provided in the preamble of this
            --------
Agreement.

           "CellStar" has the meaning provided in the preamble of this
            --------
Agreement.

           "CellStar Documents" has the meaning provided in Section 5.2.
            ------------------

           "CellStar License Agreement" means the Amended and Restated License
            --------------------------
Agreement, dated as of September 1, 1998, by and between the Company and CellStar.

           CellStar Letter Agreement" means the Letter Agreement, dated as of
           -------------------------
September 1, 1998, as amended as of December 18, 1998, by and among CellStar, Ltd., CellStar, the Company, Topp, Dora Topp, Risia Topp Wine, Mark Topp and F.J. Pollak.

           "CellStar Proxy Agreements" means (i) the Irrevocable Proxy
            -------------------------
Agreement, dated as of September 1, 1998, between CellStar and Topp and (ii) the Irrevocable Proxy Agreement, dated as of September 1, 1998, between CellStar and F.J. Pollak.

           "CellStar Security Documents" means the agreements and documents
            ---------------------------
referred to in Sections 2 and 3 of the CellStar Letter Agreement.

           "CellStar Share Purchase Price" has the meaning provided in Section
            -----------------------------
1.2 of this Agreement.

           "CellStar Shares" has the meaning provided in the preamble of this
            ---------------
Agreement.

           "Class A Preferred Shares" has the meaning provided in Section 3.2.
            ------------------------

           "Class B Preferred Shares" has the  meaning provided in Section 3.2.
            ------------------------

           "Class A Shares" has the meaning provided in the preamble of this
            --------------
Agreement.

           "Class B Shares" has the meaning provided in the preamble of this
            --------------
Agreement.

           "Closing" has the meaning provided in Section 2.1.
            -------

           "Closing Date" has the meaning provided in Section 2.1.
            ------------

           "Code" means the Internal Revenue Code of 1986, as amended.
            ----

           "Company" has the meaning provided in the preamble of this Agreement.
            -------

           "Company Documents" has the meaning provided in Section 3.3.
            -----------------

           "Company Losses" has the meaning provided in Section 14.1.
            --------------

           "Company Property" means any real property of which the Company is a
            ----------------
fee owner or in which the Company has a leasehold interest.

           "Company Share Purchase Price" has the meaning provided in Section
            ----------------------------
1.2.

           "Company Shares" has the meaning provided in the preamble of this
            --------------
Agreement.

           "Company Stock Options" has the meaning provided in Section 3.2.
            ---------------------

           "Credit Agreement" has the meaning provided in Section 5.2.
            ----------------

           "Disclosure Schedule" has the meaning provided in Article III.
            -------------------

           "Environmental Law" means any Law concerning (i) Releases into the
            -----------------
natural environment, (ii) protection or cleanup of the natural environment of any Hazardous Materials, or (iii) protection of employee health and safety, and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. (S) 9601 et seq.), the
                                  ------
Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Water Act (33 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S)
                    ------
2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
(S) 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), as such laws have been or hereafter may be amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes and the regulations promulgated pursuant thereto.

           "Environmental Permit" means any Permit, variance or permission
            --------------------
required under any applicable Environmental Law.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as
            -----
amended.

           "ERISA Affiliate" has the meaning provided in Section 3.9.
            ---------------

           "Excess Company Losses" has the meaning provided in Section 14.1.
            ---------------------

           "Financial Statements" has the meaning provided in Section 3.5.
            --------------------

           "GAAP" means generally accepted accounting principles in the United
            ----
States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

           "Governmental Body" means any government or governmental or
            -----------------
regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

           "Hazardous Material" means any substance, material or waste, or any
            ------------------
constituent thereof, which is regulated by or forms the basis of liability under any Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminants,"

"toxic waste" or "toxic substance" under any provision of Environmental Law, including, without limitation, petroleum products, asbestos and polychlorinated biphenyls.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
            -------
1976 and the rules and regulations promulgated thereunder.

           "Indemnifiable Patent Loss" shall mean the cost to the Company (not
            -------------------------
including any royalties payable in the future) of any Patent Outcome, net of (a) any insurance recovery, (b) any indemnification received from Debitec and (c) the portion of the $2,000,000 reserve for costs of the Telemac litigation on the Company's balance sheet at November 30, 1998 that is not required to cover legal fees and expenses and other costs of defending the Patent Claims.

           "Indemnifiable Tax Cost" shall mean the cost to the Company of any
            ----------------------
taxes referred to in Section 3.10 of the Disclosure Schedules that have not been paid as of November 30, 1998 or any interest, penalties or fines relating to such unpaid taxes, net of the U.S.$ 5,823,000 reserve for such unpaid taxes on the Company's balance sheet as of November 30, 1998.

           "Indemnified Party" has the meaning provided in Section 14.2.
            -----------------

           "Indemnifying Party" has the meaning provided in Section 14.2.
            ------------------

           "Intellectual Property" has the meaning provided in Section 3.15.
            ---------------------

           "Intellectual Property Rights" has the meaning provided in Section
            ----------------------------
3.15.

           "IRS" means the United States Internal Revenue Service.
            ---

           "Law" means any federal, state, local or foreign law (including
            ---
common law), statute, code, ordinance, rule, regulation, order, decree, arbitration, award, judgment or other requirement of any Governmental Body.

           "Legal Proceeding" means any judicial, administrative or arbitration,
            ----------------
suit, proceeding (public or private), examination, audit, claim or governmental proceeding.

           "Licensed Software" has the meaning provided in Section 3.15.
            -----------------

           "Legal Proceeding" means any judicial, administrative or arbitral
            ----------------
action, suit, proceeding (public or private), claim or governmental proceeding.

           "Lien" means any lien, pledge, mortgage, deed of trust, security
            ----
interest, easement or similar encumbrance.

           "Losses" has the meaning provided in Section 14.1.
            ------

           "Material Adverse Effect" means with respect to any Person any
            -----------------------
material adverse effect on the business, properties, results of operations or financial condition of the Person and if applicable, its subsidiaries, taken as a whole.

           "Material Contracts" has the meaning provided in Section 3.16.
            ------------------

           "Order" means any order, injunction, judgment, decree, ruling, writ,
            -----
assessment or arbitration award.

           "Owned Data Bases" has the meaning provided in Section 3.15.
            ----------------

           "Owned Intellectual Property" has the meaning provided in Section
            ---------------------------
3.15.

           "Owned Software" has the meaning provided in Section 3.15.
            --------------

           "Patent Claims" shall mean the claims asserted in Telemac Cellular
            -------------
Corporation v. Topp Telecom, Inc., civil action No. C-98-00022-CW-ENE in the United States Federal Court for the Northern District of California or any other claim based on U.S. patent no. 5,577,100 or any claims based on any patent granted to Prepaid Systems or Omni disclosing prepaid cellular telephone technology.

           "Patent Outcome" shall mean any interlocutory or final judgment
            --------------
(including any injunction that is not stayed) against the Company arising out of the Patent Claims, a settlement of the Patent Claims, or an obligation of the Company to indemnify a third party as a result of the Patent Claims.

           "Permits" has the meaning provided in Section 3.11.
            -------

           "Permitted Liens" are (i) any Liens reflected in the Financial
            ---------------
Statements, (ii) any Liens that do not materially interfere with the use by the Company of the property subject thereto or affected thereby (including, without limitation, any easements, rights of way, restrictions, installations of public utilities, title imperfections and restrictions, reservations in land patents, zoning ordinances or other similar Liens) and that are otherwise immaterial to the financial condition or operations of the Company, (iii) the interests of lessors in any property leased to the Company, or (iv) any Liens for taxes and assessments not yet past due or which are being contested in good faith.

           "Person" means any individual, corporation, partnership, limited
            ------
liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

           "Personal Property Leases" has the meaning provided in Section 3.13.
            ------------------------

           "Plan" has the meaning provided in Section 3.9.
            ----

           "Pollak Employment Agreement" means the Amended and Restated
            ---------------------------
Employment Agreement, dated as of the Closing Date, between the Company and F.J. Pollak, substantially in the form of Exhibit G hereto.

           "Prior Shareholders' Agreements" means (i) the Shareholders'
            ------------------------------
Agreement, dated as of May 15, 1996, among the Company, F.J. Pollak and Topp;
(ii) the Subscription and Shareholders' Agreement, dated as of June 17, 1997, between the Company and Richard P. Anderson; and (iii) the Shareholders' Agreement, dated as of November 4, 1997 and as amended as of September 1, 1998, by and among the Company, CellStar, Topp and F.J. Pollak.

           "Purchaser" has the meaning provided in the first paragraph of this
            ---------
Agreement.

           "Purchaser Documents" has the meaning provided in Section 6.2.
            -------------------

           "Real Property Leases" has the meaning provided in Section 3.13.
            --------------------

           "Release" means any release, spill, emission, leaking, pumping,
            -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment including, without limitation, the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater or property.

           "Representatives" has the meaning provided in Section 7.1.
            ---------------

           "Restricted Period" has the meaning provided in Section 8.6.
            -----------------

           "Restrictive Covenants" has the meaning provided in Section 8.9.
            ---------------------

           "Shareholders' Agreement" has the meaning provided in the preamble of
            -----------------------
this Agreement.

           "Shareholders" has the meaning provided in the preamble of this
            ------------
Agreement.

           "Shares" has the meaning provided in the preamble of this Agreement.
            ------

           "Stock Option Agreement" means the form of Stock Option Agreement,
            ----------------------
substantially in the form of Exhibit H hereto.

           "Stock Option Plan" means the form of Topp Telecom, Inc. 1999 Stock
            -----------------
Option Plan, substantially in the form of Exhibit I hereto.

           "Subsidiary" means, with respect to any Person, any corporation of
            ----------
which a majority of the outstanding voting securities are owned, directly or indirectly, by such Person.

           "Tax" or "Taxes" shall mean all federal, state, local or foreign
            ---      -----
income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding, transfer, payroll, goods and services, value-added or minimum tax, or any other tax, custom, duty, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Body.

           "Tax Return" shall mean any return, report or similar statement
            ----------
required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax.

           "Telmex" has the meaning provided in the preamble of this Agreement.
            ------

           "Telmex Note" means the U.S. $5,000,000 principal amount promissory
            -----------
note, dated as of the date hereof, issued by the Company to Telmex.

           "Third Amendment to Distribution and Fulfillment Agreement" means the
            ---------------------------------------------------------
Third Amendment, dated as of the Closing Date, to the Distribution and Fulfillment Agreement, dated as of September 15, 1997, as amended on September 1, 1998 and as further amended as set forth in the CellStar Letter Agreement.

           "Topp" means David Topp, Dora Topp, Risia Wine Topp and Mark Topp.
            ----

           "Topp Employment Agreement" means the Amended and Restated Employment
            -------------------------
Agreement, dated as of the Closing Date, between the Company and David Topp, substantially in the form of Exhibit K hereto.

           "Topp Entity" means any Person owned or controlled by Topp.
            -----------

           "Topp Family Group" means Topp and/or Topp's spouse, parents,
            -----------------
brothers, sisters and descendants (including natural and adopted children and step children and their respective spouses) and any trust formed and maintained solely for the benefit of Topp and/or such persons.

           "Topp Notes" means the U.S.$ 2,499,000 aggregate principal amount
            ----------
promissory notes, each dated as of the Closing Date, issued by the Company to several members of the Topp Family Group.

           "Topp Shares" has the meaning provided in the preamble of this
            -----------
Agreement.

           "Topp Share Purchase Price" has the meaning provided in Section 1.2.
            -------------------------

           "Topp Documents" has the meaning provided in Section 4.1.
            --------------

           "Year 2000 Compliant" means, (i) the functions, calculations and
            -------------------
other computing processes of the Intellectual Property perform and will perform in a consistent manner, whether before, on or after January 1, 2000; the software accepts, calculates, sorts, extracts, sequences and otherwise processes date inputs and date values, in a consistent manner, whether before, on or after January 1, 2000; the Intellectual Property will function without interruptions whether before, on or after January 1, 2000; the Intellectual Property accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner; and the Intellectual Property stores and displays date information in ways that are unambiguous as to the determination of the century.

           16.11.  Governing Law.  This Agreement shall be governed by and shall
           ------  -------------
be construed and enforced in accordance with the laws of the State of Florida.

           16.12.  Post-Closing Covenants.  (a)  The Company agrees that as soon
           ------  ----------------------
as practicable following the Closing, it will approve the Stock Option Plan and enter into Stock Option Agreements with each of Richard P. Anderson, Amnon Carr, John J. Wiesehan, Jr. and Victor Maldonado;

           (b) The Company agrees that as soon as practicable following the Closing, it will file with the Secretary of State of Florida, Amendment to the Articles of Incorporation of the Company.

           16.13.  Amendments.  This Agreement may be amended, supplemented or
           ------  ----------
modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

           16.14.  Counterparts.  This Agreement may be executed in any number
           ------  ------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              TOPP TELECOM, INC.

                              By: /s/ F. J. POLLAK
                                  ------------------------------
                              Name:  F. J. Pollak
                              Title: President


                              INMOBILIARIA AZTLAN, S.A. de C.V.


                              By: /s/ ADOLFO CEREZO
                                  ------------------------------
                              Name:  Adolfo Cerezo
                                   -----------------------------
                              Title: C.F.O.
                                    ----------------------------


                              TELEFONOS DE MEXICO, S.A. de C.V.


                              By: /s/ ADOLFO CEREZO
                                  ------------------------------
                              Name:  Adolfo Cerezo
                                   -----------------------------
                              Title: C.F.O.
                                    ----------------------------


                              DAVID TOPP


                              By: /s/ DAVID TOPP
                                  ------------------------------


                              CELLSTAR TELECOM, INC.


                              By: /s/ ELAINE FLUD RODRIGUEZ
                                  ------------------------------
                              Name:  Elaine Flud Rodriguez
                                   -----------------------------
                              Title: Vice President
                                    ----------------------------

                                        /s/ DAVID TOPP
                              ---------------------------------
                              David Topp, as attorney-in-fact for Dora Topp


                                        /s/ DAVID TOPP
                              ---------------------------------
                              David Topp, as attorney-in-fact for Risia Topp
                              Wine


                                        /s/ DAVID TOPP
                              ---------------------------------
                              David Topp, as attorney-in-fact for Mark Topp